Prologis Supplemental Information SECOND QUARTER 2026 Unaudited Prologis Park Illingen, Illingen, Germany

Contents Highlights 3 Company Profile 5 Company Performance 7 Prologis Leading Indicators and Proprietary Metrics 8 Guidance Financial Information 9 Consolidated Balance Sheets 10 Consolidated Statements of Income 11 Reconciliations of Net Earnings to FFO 12 Reconciliations of Net Earnings to Adjusted EBITDA Operations 13 Overview 14 Operating Metrics 16 Operating Portfolio 19 Customer Information Capital Deployment 20 Overview 21 Development Stabilizations 22 Development Starts 23 Development Portfolio 24 Third-Party Acquisitions 25 Dispositions and Contributions 26 Land Portfolio 28 Solar and Energy Storage Portfolios Strategic Capital 29 Overview 30 Summary of Co-Investment Ventures 31 Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures 32 Non-GAAP Pro-Rata Financial Information Capitalization 33 Overview 34 Debt Components - Consolidated 35 Debt Components - Noncontrolling Interests and Unconsolidated Net Asset Value 36 Components Notes and Definitions 38 Notes and Definitions

$40.6B Build Out of Land (TEI) * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. NOI calculation based on Prologis Share of the Operating Portfolio. Overview Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. At June 30, 2026, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.3 billion square feet (122 million square meters) in 20 countries. Prologis leases modern logistics facilities to a diverse base of approximately 6,500 customers principally across two major categories: business-to-business and retail/online fulfillment. 5,929 Buildings 1.3B Square Feet Europe 264M SF 9% of NOI*(A) Asia 116M SF 2% of NOI*(A) U.S. 810M SF 84% of NOI*(A) Other Americas 127M SF 5% of NOI*(A)

Company Profile Highlights OPERATIONS $7.0B in annual NOI*(A) DEVELOPMENT $740M in value creation from stabilizations(C) GROSS AUM $240B DATA CENTER POWER PIPELINE 5.8GW secured or in advanced stage(E) MARKET EQUITY $129B STRATEGIC CAPITAL $412M of fees and promotes(B) (D) (D) * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Q2 2026 Prologis Share of NOI of the Operating Portfolio annualized. Q2 2026 third-party share of asset management fees annualized plus trailing twelve months third-party share of transactional fees and Net Promote Income (Expense). Prologis Share of trailing twelve month Estimated Value Creation from development stabilizations. Mexico is included in the U.S. as it is U.S. dollar functional. Our Power Pipeline is comprised of 1.6GW Secured Power (including 680MW under development) and 4.2GW Advanced Stage Power. Please see our Notes and Definitions for further explanation.

Q2 2026 Supplemental PROLOGIS®

Highlights

Company Performance

dollars in millions, except per share/unit data	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Rental and other revenues	$ 2,183	$ 2,037	$ 4,321	$ 4,036
Strategic capital revenues	242	147	402	288
Total revenues	2,425	2,184	4,723	4,324
Net earnings attributable to common stockholders	1,061	570	2,041	1,161
Core FFO attributable to common stockholders/unitholders*	1,559	1,396	3,000	2,752
AFFO attributable to common stockholders/unitholders*	1,323	1,036	2,795	2,120
Adjusted EBITDA attributable to common stockholders/unitholders*	2,143	1,789	4,321	3,561
Estimated value creation from development stabilizations - Prologis Share	89	64	477	304
Common stock dividends and common limited partnership unit distributions	1,027	966	2,053	1,931
Per common share - diluted:				
Net earnings attributable to common stockholders	$ 1.13	$ 0.61	$ 2.18	$ 1.25
Core FFO attributable to common stockholders/unitholders*	1.63	1.46	3.13	2.88
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)*	1.60	1.47	3.12	2.91
Business line reporting:				
Real estate*	1.54	1.40	2.99	2.76
Strategic capital*	0.09	0.06	0.14	0.12
*Core FFO attributable to common stockholders/unitholders**	*1.63*	*1.46*	*3.13*	*2.88*
Realized development gains, net of taxes*	0.09	0.01	0.39	0.04
Dividends and distributions per common share/unit	1.07	1.01	2.14	2.02

NET EARNINGS ATTRIBUTABLE TO COMMON STOCKHOLDERS


$2,000
$1,600
$1,200
$800
$400
$0
$570
$763
$1,398
$980
$1,061
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026

CORE FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS*


$2,000
$1,600
$1,200
$800
$400
$0
$1,396
$1,426
$1,384
$1,440
$1,559
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Amount attributable to strategic capital business line

AFFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS*


$2,000
$1,600
$1,200
$800
$400
$0
$1,036
$1,064
$1,152
$1,472
$1,323
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Amount attributable to realized development gains, net of taxes

5

* This is a non-GAAP financial measure. Please see reconciliations from Net Earnings Attributable to Common Stockholders on page 8 and reference our Notes and Definitions for further explanation.

NET EARNINGS ATTRIBUTABLE TO COMMON STOCKHOLDERS in millions CORE FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS* in millions AFFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS* in millions Highlights Company Performance DIVIDENDS AND DISTRIBUTIONS in millions * This is a non-GAAP financial measure. Please see reconciliations from Net Earnings Attributable to Common Stockholders on page 8 and reference our Notes and Definitions for further explanation.

LEASE PROPOSALS in millions of square feet U.S. IBI ACTIVITY INDEX diffusion index, points NEW LEASE NEGOTIATION GESTATION in days U.S. SPACE UTILIZATION percent Prologis Leading Indicators and Proprietary Metrics* Highlights 129 Average 84 60.1 Average 57.7 48 Average 54 84.4% Average 85.3% Average 40% 42% Net rentable area of proposals Proposals as a % of available net rentable area * Please see our Notes and Definitions for further explanation.

Q2 2026 Supplemental PROLOGIS®

Highlights

Guidance(A)

dollars in millions, except per share amounts

2026 Guidance	Low		High	
Net earnings attributable to common stockholders(B)	$	4.40	**$**	**4.55**
Core FFO attributable to common stockholders/unitholders*(B)	$	6.22	**$**	**6.30**
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)*(B)	$	6.22	**$**	**6.30**
Operations				
Average occupancy - Prologis Share		95.25%		**95.75%**
Same store NOI - cash - Prologis Share*		6.75%		**7.25%**
Same store NOI - net effective - Prologis Share*		5.25%		**5.75%**
Other Assumptions				
Strategic capital revenue, excluding promote revenue	$	660	**$**	**680**
Net Promote Income (Expense)	$	–	**$**	**–**
General & administrative expenses	$	510	**$**	**525**
Realized development gains	$	600	**$**	**700**

Capital Deployment	PROLOGIS SHARE				OWNED AND MANAGED			
	Low		High					
Development stabilizations	$	2,250	**$**	**2,750**	$	2,500	**$**	**3,000**
Development starts	$	4,500	**$**	**5,500**	$	5,500	**$**	**6,500**
Acquisitions	$	1,500	**$**	**2,000**	$	2,500	**$**	**3,500**
Dispositions	$	2,250	**$**	**2,750**	$	3,000	**$**	**3,500**
Contributions	$	2,000	**$**	**2,500**	$	3,250	**$**	**3,750**

Exchange Rates

We have hedged the rates for the majority of our estimated 2026 Euro, Sterling and Yen Core FFO, effectively insulating 2026 results from FX movements in these currencies. For purposes of capital deployment and other metrics, we assumed effective rates for EUR, GBP and JPY of 1.14 ($/€), 1.32 ($/£) and 162.44 (¥/$), respectively.

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

A. Our guidance for 2026 is based on management's current beliefs and assumptions about our business, the industry and the markets in which we operate. Please refer to "Forward-Looking Statements" and "Risk Factors" referred to in our annual and quarterly financial statements on Forms 10-K and 10-Q filed with the Securities and Exchange Commission ("SEC") for more information.

B. The difference between Core FFO and Net Earnings predominately relates to real estate depreciation and amortization and gains or losses on dispositions of real estate. See the Notes and Definitions for a reconciliation.

8

Consolidated Balance Sheets Financial Information in thousands June 30, 2026 March 31, 2026 December 31, 2025 Assets: Investments in real estate properties: Operating properties $ 82,117,896 $ 80,875,731 $ 80,561,020 Development portfolio 2,741,535 2,492,161 3,019,009 Land 4,802,617 4,684,949 4,888,153 Other real estate investments 7,351,737 7,188,604 6,661,174 97,013,785 95,241,445 95,129,356 Less accumulated depreciation 15,783,188 15,298,353 14,729,149 Net investments in real estate properties 81,230,597 79,943,092 80,400,207 Investments in and advances to unconsolidated entities 11,467,403 11,241,723 11,093,936 Assets held for sale or contribution 498,975 499,799 203,344 Net investments in real estate 93,196,975 91,684,614 91,697,487 Cash and cash equivalents 1,765,043 861,144 1,145,647 Other assets 6,049,854 5,587,693 5,881,122 Total assets $ 101,011,872 $ 98,133,451 $ 98,724,256 Liabilities and Equity: Liabilities: Debt $ 36,442,085 $ 34,669,592 $ 35,037,073 Accounts payable, accrued expenses and other liabilities 6,450,272 5,515,367 5,933,175 Total liabilities 42,892,357 40,184,959 40,970,248 Equity: Stockholders' equity 53,725,722 53,503,401 53,193,178 Noncontrolling interests 3,304,267 3,316,274 3,316,713 Noncontrolling interests - limited partnership unitholders 1,089,526 1,128,817 1,244,117 Total equity 58,119,515 57,948,492 57,754,008 Total liabilities and equity $ 101,011,872 $ 98,133,451 $ 98,724,256

Consolidated Statements of Income Financial Information Three Months Ended Six Months Ended June 30, June 30, in thousands, except per share amounts 2026 2025 2026 2025 Revenues: Rental $ 2,177,074 $ 2,025,332 $ 4,302,158 $ 4,012,597 Strategic capital 241,619 147,162 402,431 288,301 Development management and other 6,759 11,375 18,586 22,636 Total revenues 2,425,452 2,183,869 4,723,175 4,323,534 Expenses: Rental 530,861 487,963 1,051,144 976,280 Strategic capital 95,590 64,917 177,479 125,694 General and administrative 129,626 106,871 256,516 221,572 Depreciation and amortization 689,518 657,221 1,421,024 1,309,279 Other 20,166 11,706 30,289 21,355 Total expenses 1,465,761 1,328,678 2,936,452 2,654,180 Operating income before gains on real estate transactions, net $ 959,691 $ 855,191 $ 1,786,723 $ 1,669,354 Gains on dispositions of development properties and land, net 79,196 10,477 372,179 37,928 Gains on other dispositions of investments in real estate, net 212,449 47,044 303,489 83,843 Operating income $ 1,251,336 $ 912,712 $ 2,462,391 $ 1,791,125 Other income (expense): Earnings from unconsolidated entities, net 147,470 107,692 240,766 175,591 Interest expense (276,311) (251,866) (530,597) (483,617) Foreign currency, derivative and other gains (losses) and other income (expense), net 109,663 (122,829) 154,274 (154,487) Gains (losses) on early extinguishment of debt, net (31) – (1,921) – Total other income (expense) (19,209) (267,003) (137,478) (462,513) Earnings before income taxes 1,232,127 645,709 2,324,913 1,328,612 Current income tax benefit (expense) (89,319) (27,723) (137,100) (64,424) Deferred income tax benefit (expense) (18,854) 4,318 (19,044) (2,364) Consolidated net earnings 1,123,954 622,304 2,168,769 1,261,824 Net earnings attributable to noncontrolling interests (39,062) (37,139) (79,040) (68,715) Net earnings attributable to noncontrolling interests - limited partnership units (22,701) (13,936) (45,562) (28,927) Net earnings attributable to controlling interests 1,062,191 571,229 2,044,167 1,164,182 Preferred stock dividends (1,347) (1,505) (2,847) (2,957) Net earnings attributable to common stockholders $ 1,060,844 $ 569,724 $ 2,041,320 $ 1,161,225 Weighted average common shares outstanding - Diluted 957,884 955,882 957,654 955,601 Net earnings per share attributable to common stockholders - Diluted $ 1.13 $ 0.61 $ 2.18 $ 1.25

Q2 2026 Supplemental PROLOGIS®

Financial Information

Reconciliations of Net Earnings to FFO*

in thousands	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Net earnings attributable to common stockholders	$ 1,060,844	$ 569,724	$ 2,041,320	$ 1,161,225
Add (deduct) NAREIT defined adjustments:				
Real estate related depreciation and amortization	663,658	638,199	1,369,208	1,270,885
Gains on other dispositions of investments in real estate, net of taxes (excluding development properties and land)	(210,975)	(46,964)	(302,015)	(82,771)
Adjustments related to noncontrolling interests	(13,356)	(17,339)	(24,093)	(35,746)
Our proportionate share of adjustments related to unconsolidated entities	132,185	133,734	283,340	284,358
NAREIT defined FFO attributable to common stockholders/unitholders*	**$ 1,632,356**	**$ 1,277,354**	**$ 3,367,760**	**$ 2,597,951**
Add (deduct) our modified adjustments:				
Unrealized foreign currency, derivative and other losses (gains), net	(5,370)	137,817	(19,639)	192,715
Deferred income tax expense (benefit)	18,854	(4,318)	19,044	2,364
Adjustments related to noncontrolling interests	(215)	–	497	–
Our proportionate share of adjustments related to unconsolidated entities	(5,437)	(3,136)	(6,162)	(1,765)
FFO, as modified by Prologis attributable to common stockholders/unitholders*	**$ 1,640,188**	**$ 1,407,717**	**$ 3,361,500**	**$ 2,791,265**
Add (deduct) Core FFO defined adjustments:				
Gains on dispositions of development properties and land, net	(79,196)	(10,477)	(372,179)	(37,928)
Current income tax expense (benefit) on dispositions	6,758	659	8,060	803
Losses (gains) on early extinguishment of debt, net	31	–	1,921	–
Venture formation costs	6,049	–	6,049	–
Adjustments related to noncontrolling interests	–	2,748	271	2,821
Our proportionate share of adjustments related to unconsolidated entities	(14,703)	(4,665)	(6,002)	(4,948)
Core FFO attributable to common stockholders/unitholders*	**$ 1,559,127**	**$ 1,395,982**	**$ 2,999,620**	**$ 2,752,013**
Add (deduct) AFFO defined adjustments:				
Gains on dispositions of development properties and land, net	79,196	10,477	372,179	37,928
Current income tax benefit (expense) on dispositions	(6,758)	(659)	(8,060)	(803)
Straight-lined rents and amortization of lease intangibles	(161,152)	(187,801)	(326,901)	(368,162)
Property improvements	(71,218)	(68,772)	(97,283)	(103,139)
Turnover costs	(133,959)	(152,242)	(257,775)	(275,365)
Amortization of debt discount, financing costs and management contracts, net	21,986	22,209	43,386	43,321
Stock compensation amortization expense	55,148	43,984	115,780	97,145
Adjustments related to noncontrolling interests	20,001	18,594	39,629	32,576
Our proportionate share of adjustments related to unconsolidated entities	(39,404)	(45,863)	(85,715)	(95,682)
AFFO attributable to common stockholders/unitholders*	**$ 1,322,967**	**$ 1,035,909**	**$ 2,794,860**	**$ 2,119,832**

11

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

Reconciliations of Net Earnings to Adjusted EBITDA* * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Financial Information Three Months Ended Six Months Ended June 30, June 30, in thousands 2026 2025 2026 2025 Net earnings attributable to common stockholders $ 1,060,844 $ 569,724 $ 2,041,320 $ 1,161,225 Gains on other dispositions of investments in real estate, net (excluding development properties and land) (212,449) (47,044) (303,489) (83,843) Depreciation and amortization expense 689,518 657,221 1,421,024 1,309,279 Interest charges 255,798 235,858 493,706 451,508 Current and deferred income tax expense, net 108,173 23,405 156,144 66,788 Net earnings attributable to noncontrolling interests - limited partnership units 22,701 13,936 45,562 28,927 NOI adjustments for real estate transactions 4,926 2,481 14,190 10,310 Preferred stock dividends 1,347 1,505 2,847 2,957 Unrealized foreign currency, derivative and other losses (gains), net (5,370) 137,817 (19,639) 192,715 Stock compensation amortization expense 55,148 43,984 115,780 97,145 Losses (gains) on early extinguishment of debt, net 31 – 1,921 – Venture formation costs 6,049 – 6,049 – Adjustments related to noncontrolling interests (36,884) (31,819) (70,428) (65,669) Our proportionate share of adjustments related to unconsolidated entities 192,790 182,264 415,669 389,426 Adjusted EBITDA attributable to common stockholders/unitholders* $ 2,142,622 $ 1,789,332 $ 4,320,656 $ 3,560,768

94.8% 94.7% 95.2% 95.4% 94.9% Average occupancy - Prologis Share OCCUPANCY - OWNED AND MANAGED CUSTOMER RETENTION SAME STORE CHANGE OVER PRIOR YEAR - PROLOGIS SHARE* RENT CHANGE - PROLOGIS SHARE Operations Overview 59.9% 55.0% 50.1% 43.5% 39.8% Trailing four quarters - net effective * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

Q2 2026 Supplemental

Operations

Operating Metrics – Owned and Managed

PERIOD ENDING OCCUPANCY


100%
95%
90%
95.1%
95.4%
95.6%
95.4%
95.6%
97.1%
96.8%
96.2%
96.3%
94.8%
95.3%
95.2%
97.0%
95.7%
96.0%
93.2%
92.8%
94.2%
92.5%
93.8%
Q2 25 Q3 25 Q4 25 Q1 26 Q2 26
U.S.
Other Americas
Europe
Asia

square feet in thousands

Leasing Activity[A]	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
Square feet of leases commenced:					
Operating Portfolio:					
Renewals	36,528	42,720	27,581	45,834	37,951
New leases	13,906	19,631	14,712	16,913	20,605
Total Operating Portfolio	50,434	62,351	42,293	62,747	58,556
Properties under development	747	3,252	1,471	3,975	3,171
Total Square Feet of Leases Commenced	**51,181**	**65,603**	**43,764**	**66,722**	**61,727**
Total square feet of Operating Portfolio leases commenced, including leases greater than one month	59,237	70,227	51,686	71,968	69,119
Weighted average term of leases started (in months)	56	59	61	58	62
Operating Portfolio:					
Trailing twelve months - square feet of leases commenced	205,637	218,996	218,329	217,825	225,947
Trailing twelve months - average % of portfolio	17.4%	18.3%	18.1%	18.0%	18.7%
Rent change (net effective)	44.2%	42.5%	37.5%	27.1%	30.4%
Rent change (net effective) - Prologis Share	53.4%	49.4%	43.8%	31.9%	36.9%
Rent change (cash)	26.7%	24.3%	21.8%	13.5%	17.0%
Rent change (cash) - Prologis Share	34.8%	29.4%	27.3%	16.8%	22.3%

14

A. Amounts exclusive of leases of less than one year, unless otherwise noted.

Operating Metrics – Owned and Managed Operations CAPITAL EXPENDITURES Thousands, except for percentages SAME STORE INFORMATION Thousands, except for percentages PROPERTY IMPROVEMENTS TURNOVER COSTS ON LEASES COMMENCED COMPOSITION OF PORTFOLIO (BY UNIT SIZE) Trailing four quarter average Per square foot ($) As a % of lease value Per square foot ($) Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Property improvements(A) $ 127,020 $ 162,406 $ 205,383 $ 55,122 $ 129,286 Tenant improvements 122,474 104,823 114,505 96,020 105,228 Leasing commissions 94,151 108,666 108,667 89,894 105,944 Total turnover costs 216,625 213,489 223,172 185,914 211,172 Total Capital Expenditures - Owned and Managed $ 343,645 $ 375,895 $ 428,555 $ 241,036 $ 340,458 Trailing four quarters - % of Operating Portfolio NOI 15.4% 15.0% 14.6% 14.2% 13.9% Weighted average ownership percentage 69.3% 70.7% 69.1% 67.8% 68.3% Total Capital Expenditures - Prologis Share $ 238,311 $ 265,774 $ 296,158 $ 163,500 $ 232,500 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Square feet 1,128,630 1,125,601 1,121,839 1,179,564 1,176,523 Average occupancy 95.4% 95.2% 95.7% 95.4% 95.3% Average occupancy - annual percentage change (1.2%) (1.3%) (0.6%) 0.3% 0.1% Period ending occupancy 95.4% 95.4% 95.8% 95.3% 95.4% Percentage change - Prologis Share*: NOI - cash 4.9% 5.2% 5.7% 8.8% 8.5% NOI - net effective 4.8% 3.9% 4.7% 6.1% 6.4% 2.9% 3.2% 3.5% 4.1% 4.4% 92.8% 95.2% 96.3% 98.5% Period ending occupancy Free rent as a % of lease value - trailing four quarters * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Property improvements exclude expenditures related to one-time, structural work on our properties.

Q2 2026 Supplemental
PROLOGIS®

Operations

Operating Portfolio – Square Feet, Occupied and Leased

square feet in thousands and ordered by Prologis Share of NOI (%)	# of Buildings	Square Feet			Occupied %		Leased %	
	Owned and Managed	Owned and Managed	Prologis Share	% of Total	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share
Southern California	554	128,338	108,239	13.5	96.6	96.4	97.8	97.8
New Jersey/New York City	205	54,127	42,676	5.3	95.2	95.4	95.2	95.4
Dallas/Ft. Worth	279	61,183	52,228	6.5	97.1	97.6	97.1	97.6
San Francisco Bay Area	296	29,712	24,544	3.1	96.2	96.3	96.9	97.2
Chicago	319	69,079	53,782	6.7	98.2	98.2	98.2	98.2
South Florida	225	30,295	24,211	3.0	95.3	95.2	95.5	95.3
Atlanta	237	52,994	46,464	5.8	96.4	96.7	96.7	97.0
Lehigh Valley	81	36,108	31,978	4.0	93.2	93.4	93.3	93.4
Houston	220	36,907	31,144	3.9	98.5	98.8	98.6	98.9
Seattle	163	24,984	18,002	2.2	94.6	95.4	94.8	95.6
Central Valley	46	24,279	22,421	2.8	99.8	99.8	99.8	99.8
Baltimore/Washington	134	18,328	14,557	1.8	92.3	92.9	92.6	93.3
Phoenix	82	17,936	15,675	2.0	93.5	96.0	96.3	97.0
Nashville	69	17,901	14,104	1.8	97.3	97.4	97.3	97.4
Orlando	111	14,363	12,884	1.6	94.2	94.8	94.3	94.9
Las Vegas	81	14,760	9,120	1.1	92.9	94.9	93.3	95.3
Indianapolis	57	20,580	16,492	2.1	95.7	96.3	95.7	96.3
Cincinnati	67	18,751	16,312	2.0	93.4	93.3	93.4	93.3
Central PA	37	18,752	14,017	1.7	84.4	83.7	84.4	83.7
Remaining U.S. markets (11 markets)	372	71,598	61,337	7.6	93.8	94.0	94.0	94.2
Total U.S.	**3,635**	**760,975**	**630,187**	**78.5**	**95.6**	**95.9**	**96.0**	**96.3**
Mexico	359	68,488	24,910	3.1	94.2	91.4	94.2	91.4
Canada	43	14,371	14,371	1.8	95.3	95.3	95.3	95.3
Brazil	46	20,149	5,309	0.7	96.4	97.2	96.4	97.2
Total Other Americas	**448**	**103,008**	**44,590**	**5.6**	**94.8**	**93.4**	**94.8**	**93.4**
United Kingdom	181	33,155	12,371	1.5	95.1	93.1	95.1	93.1
Germany	154	40,065	12,474	1.6	98.6	98.6	98.6	98.6
France	153	38,308	12,658	1.6	95.3	95.7	95.3	95.7
Netherlands	128	32,536	10,655	1.3	94.4	92.7	95.0	93.2
Remaining European countries (8 countries)	512	107,189	38,618	4.8	96.0	94.8	96.3	95.5
Total Europe	**1,128**	**251,253**	**86,776**	**10.8**	**96.0**	**95.0**	**96.2**	**95.3**
Japan	76	51,469	11,380	1.4	96.5	89.9	97.1	92.2
China	180	53,290	28,101	3.5	91.2	90.8	91.4	91.1
Singapore	5	951	951	0.1	91.0	91.0	91.0	91.0
India	4	1,040	765	0.1	94.6	93.8	94.6	93.8
Total Asia (A)	**265**	**106,750**	**41,197**	**5.1**	**93.8**	**90.6**	**94.2**	**91.5**
Total Outside the U.S.	**1,841**	**461,011**	**172,563**	**21.5**	**95.2**	**93.5**	**95.4**	**93.9**
Total Operating Portfolio	**5,476**	**1,221,986**	**802,750**	**100.0**	**95.5**	**95.4**	**95.8**	**95.8**

16

A. In April 2026, we acquired our partners' interest in an unconsolidated co-investment venture in Asia and consolidated the properties.

Q2 2026 Supplemental PROLOGIS®

Operations

Operating Portfolio – NOI* and Gross Book Value

dollars in thousands and ordered by Prologis Share of NOI (%)	Second Quarter NOI* Owned and Managed	Second Quarter NOI* Prologis Share	Second Quarter NOI* % of Total	Gross Book Value Owned and Managed	Gross Book Value Prologis Share	Gross Book Value % of Total
Southern California	$ 401,603	$ 337,670	19.4	$ 21,303,162	$ 18,626,031	19.3
New Jersey/New York City	185,546	147,277	8.5	9,868,637	8,065,265	8.3
Dallas/Ft. Worth	113,315	95,936	5.5	5,686,685	4,842,057	5.0
San Francisco Bay Area	114,687	95,823	5.5	5,090,194	4,224,999	4.4
Chicago	118,564	90,680	5.2	6,828,262	5,311,725	5.5
South Florida	97,003	76,515	4.4	5,641,123	4,631,307	4.8
Atlanta	86,025	74,539	4.3	4,627,282	4,042,496	4.2
Lehigh Valley	77,289	68,543	3.9	4,614,423	4,175,775	4.3
Houston	61,071	51,913	3.0	3,754,434	3,230,791	3.3
Seattle	68,903	51,052	2.9	3,854,761	2,988,434	3.1
Central Valley	48,945	44,554	2.6	2,227,711	2,017,463	2.1
Baltimore/Washington	55,031	44,003	2.5	2,779,603	2,238,195	2.3
Phoenix	35,354	31,257	1.8	2,081,373	1,791,932	1.9
Nashville	36,160	29,122	1.7	1,783,217	1,450,625	1.5
Orlando	28,492	25,790	1.5	1,558,210	1,411,591	1.5
Las Vegas	39,100	25,071	1.4	1,799,108	1,066,756	1.1
Indianapolis	26,766	22,073	1.3	1,411,055	1,182,375	1.2
Cincinnati	25,320	22,031	1.3	1,330,846	1,180,291	1.2
Central PA	26,192	19,967	1.1	1,690,889	1,301,962	1.3
Remaining U.S. markets (11 markets)	127,158	107,882	6.2	6,323,993	5,393,154	5.6
Total U.S.	**1,772,524**	**1,461,698**	**84.0**	**94,254,968**	**79,173,224**	**81.9**
Mexico	130,253	46,057	2.6	5,657,182	2,066,467	2.1
Canada	37,598	37,598	2.2	1,596,898	1,596,898	1.7
Brazil	33,796	9,165	0.5	1,108,566	320,587	0.3
Total Other Americas	**201,647**	**92,820**	**5.3**	**8,362,646**	**3,983,952**	**4.1**
United Kingdom	95,972	35,132	2.0	8,676,609	3,442,163	3.5
Germany	76,401	24,067	1.4	4,966,399	1,521,599	1.6
France	59,331	19,494	1.1	4,035,621	1,249,502	1.3
Netherlands	56,830	18,181	1.0	3,956,566	1,236,628	1.3
Remaining European countries (8 countries)	159,975	56,606	3.3	9,690,331	3,413,260	3.5
Total Europe	**448,509**	**153,480**	**8.8**	**31,325,526**	**10,863,152**	**11.2**
Japan	87,209	17,476	1.0	6,977,676	1,435,352	1.5
China	28,579	11,213	0.7	3,020,223	1,080,728	1.1
Singapore	3,009	3,009	0.2	149,530	149,530	0.2
India	651	488	0.0	41,262	29,783	0.0
Total Asia (A)	**119,448**	**32,186**	**1.9**	**10,188,691**	**2,695,393**	**2.8**
Total Outside the U.S.	**769,604**	**278,486**	**16.0**	**49,876,863**	**17,542,497**	**18.1**
Total Operating Portfolio	**$ 2,542,128**	**$ 1,740,184**	**100.0**	**$ 144,131,831**	**$ 96,715,721**	**100.0**

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

A. In April 2026, we acquired our partners' interest in an unconsolidated co-investment venture in Asia and consolidated the properties.

17

Q2 2026 Supplemental PROLOGIS®

Operations

Operating Portfolio – Summary by Division

square feet and dollars in thousands	# of Buildings	Square Feet			Occupied %		Leased %	
	Owned and Managed	Owned and Managed	Prologis Share	% of Total	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share
Consolidated								
Total U.S.	2,849	619,951	583,839	72.8	95.9	96.0	96.3	96.4
Total Outside the U.S.	196	54,264	53,988	6.7	87.8	87.7	88.9	88.8
Total Operating Portfolio - Consolidated	**3,045**	**674,215**	**637,827**	**79.5**	**95.3**	**95.3**	**95.7**	**95.7**
Unconsolidated								
Total U.S.	786	141,024	46,348	5.7	94.4	94.4	94.8	94.8
Total Outside the U.S.	1,645	406,747	118,575	14.8	96.2	96.2	96.3	96.2
Total Operating Portfolio - Unconsolidated	**2,431**	**547,771**	**164,923**	**20.5**	**95.7**	**95.7**	**95.9**	**95.8**
Total								
Total U.S.	3,635	760,975	630,187	78.5	95.6	95.9	96.0	96.3
Total Outside the U.S.	1,841	461,011	172,563	21.5	95.2	93.5	95.4	93.9
Total Operating Portfolio	**5,476**	**1,221,986**	**802,750**	**100.0**	**95.5**	**95.4**	**95.8**	**95.8**
Value added properties - consolidated	17	4,384	4,096		24.4	25.9	33.6	35.7
Value added properties - unconsolidated	21	2,733	788		39.2	38.7	46.1	44.6
Total Operating Properties	**5,514**	**1,229,103**	**807,634**		**95.1**	**95.0**	**95.5**	**95.4**

	Second Quarter NOI*			Gross Book Value		
	Owned and Managed	Prologis Share	% of Total	Owned and Managed	Prologis Share	% of Total
Consolidated						
Total U.S.	$ 1,435,571	$ 1,350,946	77.6	$ 77,638,953	$ 73,695,999	76.2
Total Outside the U.S.	67,588	67,425	3.9	4,127,724	4,116,245	4.3
Total Operating Portfolio - Consolidated	**$ 1,503,159**	**$ 1,418,371**	**81.5**	**$ 81,766,677**	**$ 77,812,244**	**80.5**
Unconsolidated						
Total U.S.	$ 336,953	$ 110,752	6.4	$ 16,616,015	$ 5,477,225	5.7
Total Outside the U.S.	702,016	211,061	12.1	45,749,139	13,426,252	13.8
Total Operating Portfolio - Unconsolidated	**$ 1,038,969**	**$ 321,813**	**18.5**	**$ 62,365,154**	**$ 18,903,477**	**19.5**
Value added properties - consolidated	$ 474	$ 499		$ 695,677	$ 665,488	
Value added properties - unconsolidated	$ 1,204	$ 330		$ 405,942	$ 114,682	

18

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

Q2 2026 Supplemental PROLOGIS®

Operations

Customer Information

Top Customers

square feet in thousands

Owned and Managed

		% of Net Effective Rent	Total Square Feet
1	Amazon	5.5	50,017
2	Home Depot	1.8	19,979
3	FedEx	1.4	10,764
4	DSV	1.2	14,248
5	DHL	1.2	12,366
6	Geodis	1.0	14,076
7	UPS	0.8	10,553
8	GXO	0.8	9,885
9	Kuehne + Nagel	0.8	8,775
10	CEVA Logistics	0.7	10,451
Top 10 Customers		**15.2**	**161,114**
11	Walmart	0.7	8,402
12	Maersk	0.7	6,066
13	Mercado Libre	0.5	6,867
14	Pepsi	0.5	4,474
15	GigaCloud	0.4	3,719
16	Samsung	0.4	5,145
17	Ryder	0.4	3,600
18	NFI Industries	0.4	3,543
19	Lululemon	0.4	2,481
20	Tesla	0.4	2,818
21	Burlington Stores	0.4	3,130
22	Zongteng	0.3	3,755
23	Wayfair	0.3	5,783
24	Berkshire Hathaway	0.3	2,951
25	DP World	0.3	3,046
Top 25 Customers		**21.6**	**226,894**

Remaining Lease Expirations - Operating Portfolio

square feet and dollars in thousands, except per square foot amounts

Owned and Managed

		Net Effective Rent		
	Occupied Sq Ft	$	% of Total	$ Per Sq Ft
2026(A)	73,066	479,032	4.7	6.56
2027(A)	200,147	1,442,373	14.3	7.21
2028	186,099	1,532,134	15.1	8.23
2029	162,050	1,425,480	14.1	8.80
2030	147,442	1,354,987	13.4	9.19
Thereafter	397,933	3,888,349	38.4	9.77
Total	**1,166,737**	**10,122,355**	**100.0**	**8.68**

Weighted average term of leases remaining (based on net effective rent) 3.7 years

Prologis Share

		Net Effective Rent		
	Occupied Sq Ft	$	% of Total	$ Per Sq Ft
2026(A)	44,424	293,474	4.2	6.61
2027(A)	130,903	976,674	14.1	7.46
2028	117,212	1,010,527	14.6	8.62
2029	106,996	979,254	14.1	9.15
2030	94,875	917,300	13.3	9.67
Thereafter	271,205	2,752,550	39.7	10.15
Total	**765,615**	**6,929,779**	**100.0**	**9.05**

Weighted average term of leases remaining (based on net effective rent) 3.9 years

A. We have signed leases, which were due to expire in 2026 and 2027, totaling 47 million square feet and 27 million square feet, in our Owned and Managed portfolio (3.2% and 1.8% of total net effective rent) and 31 million square feet and 16 million square feet on a Prologis Share basis (3.2% and 1.6% of total net effective rent). These are excluded from 2026 and 2027 expirations and are reflected in the new year of expiration.

19

M&A and Significant Portfolio Activity $23,200 $3,100 $800 — — DEVELOPMENT STARTS (TEI) in millions DEVELOPMENT STABILIZATIONS (TEI) dollars in millions ACQUISITION ACTIVITY(A) in millions LAND PORTFOLIO dollars in millions Capital Deployment Overview – Prologis Share Outside the U.S. U.S. Est Value Creation $1,583 $917 $773 $568 $477 Est Wtd Avg Stabilized Yield 6.3% 6.3% 6.1% 6.7% 7.2% Est Build Out(B): Sq. Ft. in millions 215 TEI $37,300 YTD This data excludes acquisitions of land. The estimated build out includes the land portfolio, Covered Land Plays and other land that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements.

Q2 2026 Supplemental PROLOGIS®

Capital Deployment

Development Stabilizations

	Three Months Ended June 30, 2026			Six Months Ended June 30, 2026		
		TEI			TEI	
square feet and dollars in thousands	Square Feet	Owned and Managed	Prologis Share	Square Feet	Owned and Managed	Prologis Share
Central	349	$ 78,207	$ 78,207	1,086	$ 179,669	$ 179,669
East	1,044	152,303	83,240	1,373	228,474	159,168
West[(A)(B)]	–	9,602	9,602	2,144	491,475	402,397
Total Industrial U.S.	**1,393**	**240,112**	**171,049**	**4,603**	**899,618**	**741,234**
Canada	1,217	221,834	221,834	1,217	221,834	221,834
Brazil	–	–	–	106	9,009	1,802
Mexico	1,021	117,637	117,637	1,021	117,637	117,637
Total Other Americas	**2,238**	**339,471**	**339,471**	**2,344**	**348,480**	**341,273**
Northern Europe	239	34,733	34,733	331	63,079	48,906
Southern Europe	106	13,445	13,445	458	48,949	48,949
Central Europe	–	–	–	1,078	79,157	79,157
United Kingdom	218	51,558	51,558	392	122,937	122,937
Total Europe	**563**	**99,736**	**99,736**	**2,259**	**314,122**	**299,949**
Japan	112	20,498	20,498	1,095	168,704	168,704
China	–	–	–	–	–	–
India	562	23,133	14,747	562	23,133	14,747
Total Asia	**674**	**43,631**	**35,245**	**1,657**	**191,837**	**183,451**
Total Industrial Outside the U.S.	**3,475**	**482,838**	**474,452**	**6,260**	**854,439**	**824,673**
Total Data Center	**–**	**–**	**–**	**432**	**214,548**	**193,093**
Total Development Stabilizations	**4,868**	**$ 722,950**	**$ 645,501**	**11,295**	**$ 1,968,605**	**$ 1,759,000**
Percent build-to-suit			24.0 %			38.9 %
Estimated weighted average stabilized yield			6.3 %			7.2 %
Annualized estimated NOI			$ 40,855			$ 125,892
Estimated weighted average stabilized cap rate			5.4 %			5.5 %
Estimated weighted average margin			13.8 %			27.1 %
Estimated value creation			**$ 89,262**			**$ 476,638**

A. TEI amount includes development on yards, parking lots, and other non-industrial assets that will be included in other real estate investments upon completion.
B. Amounts include a development recorded as a note receivable that is included in other real estate investments.

21

Q2 2026 Supplemental PROLOGIS®

Capital Deployment
Development Starts

square feet and dollars in thousands	Three Months Ended June 30, 2026				Six Months Ended June 30, 2026			
			TEI				TEI	
	Square Feet	Leased % at Start	Owned and Managed	Prologis Share	Square Feet	Leased % at Start	Owned and Managed	Prologis Share
Central	1,037	0.0	$ 159,715	$ 66,294	2,269	0.0	$ 308,666	$ 136,286
East	1,455	23.2	220,021	220,021	2,240	15.1	431,348	314,334
West (A)(B)(C)	1,260	8.5	194,867	102,728	2,088	5.2	445,252	300,133
Total Industrial U.S.	**3,752**	**11.9**	**574,603**	**389,043**	**6,597**	**6.7**	**1,185,266**	**750,753**
Canada (A)	–	100.0	52,152	52,152	–	100.0	52,152	52,152
Mexico	–	–	–	–	–	–	–	–
Brazil	–	–	–	–	–	–	–	–
Total Other Americas	**–**	**100.0**	**52,152**	**52,152**	**–**	**100**	**52,152**	**52,152**
Northern Europe	180	0.0	48,707	24,354	980	12.9	180,789	99,260
Southern Europe	463	72.5	59,510	59,510	463	72.5	59,510	59,510
Central Europe	–	–	–	–	493	100.0	37,652	37,652
United Kingdom	–	–	–	–	274	23.7	58,394	58,394
Total Europe	**643**	**52.2**	**108,217**	**83,864**	**2,210**	**46.2**	**336,345**	**254,816**
Japan	–	–	–	–	–	–	–	–
China	–	–	–	–	–	–	–	–
India	412	0.0	17,756	15,092	892	0.0	38,675	32,874
Total Asia	**412**	**0.0**	**17,756**	**15,092**	**892**	**0.0**	**38,675**	**32,874**
Total Industrial Outside the U.S.	**1,055**	**31.8**	**178,125**	**151,108**	**3,102**	**32.9**	**427,172**	**339,842**
Total Data Center	**882**	**100.0**	**802,279**	**802,279**	**1,966**	**100.0**	**2,091,099**	**2,034,444**
Total Development Starts	**5,689**	**29.2**	**$ 1,555,007**	**$ 1,342,430**	**11,665**	**29.4**	**$ 3,703,537**	**$ 3,125,039**
Percent build-to-suit				74.7 %				78.4 %
Estimated weighted average stabilized yield				7.2 %				8.1 %
Annualized estimated NOI				$ 96,982				$ 253,091
Estimated weighted average stabilized cap rate				5.4 %				5.9 %
Estimated weighted average margin				32.3 %				32.2 %
Estimated value creation				**$ 434,085**				**$ 1,005,320**

A. TEI amount includes development on yards, parking lots, and other non-industrial assets that will be included in other real estate investments upon completion.
B. Amounts include a development recorded as a note receivable that is included in other real estate investments.
C. Includes a development start that was contributed to a co-investment venture in July. Prologis Share reflects the venture's ownership.

22

Q2 2026 Supplemental PROLOGIS®

Capital Deployment
Development Portfolio

square feet and dollars in thousands	Pre-Stabilized Developments				Under Development: 2026 Expected Completion			Under Development: 2027 and Thereafter Expected Completion			Total Development Portfolio: Owned and Managed			Total Development Portfolio: Prologis Share		
			TEI			TEI			TEI							
	Sq Ft	Leased %	Owned and Managed	Prologis Share	Sq Ft	Owned and Managed	Prologis Share	Sq Ft	Owned and Managed	Prologis Share	Sq Ft	Leased %	TEI	Sq Ft	Leased %	TEI
Central	–	–	$ –	$ –	229	$ 40,699	$ 14,676	2,039	$ 266,166	$ 104,681	2,268	0.0	$ 306,865	890	0.0	$ 119,357
East(A)(B)	1,063	18.7	226,049	226,049	1,604	503,750	477,110	2,007	397,457	282,845	4,674	39.8	1,127,256	4,131	41.3	986,004
West(A)	954	80.9	191,148	190,882	1,408	425,407	341,865	3,953	498,178	240,514	6,315	56.3	1,114,733	3,864	61.3	773,261
Total Industrial U.S.	**2,017**	**48.1**	**417,197**	**416,931**	**3,241**	**969,856**	**833,651**	**7,999**	**1,161,801**	**628,040**	**13,257**	**40.8**	**2,548,854**	**8,885**	**45.9**	**1,878,622**
Canada(A)	–	–	–	–	–	52,152	52,152	–	–	–	–	100.0	52,152	–	100.0	52,152
Mexico	–	–	–	–	963	107,332	107,332	–	–	–	963	0.0	107,332	963	0.0	107,332
Brazil	–	–	–	–	119	10,962	2,193	2,147	186,911	37,382	2,266	94.8	197,873	453	94.8	39,575
Total Other Americas	**–**	**–**	**–**	**–**	**1,082**	**170,446**	**161,677**	**2,147**	**186,911**	**37,382**	**3,229**	**66.5**	**357,357**	**1,416**	**30.3**	**199,059**
Northern Europe	–	–	–	–	622	88,496	60,587	854	162,054	81,028	1,476	27.2	250,550	847	23.6	141,615
Southern Europe	179	19.3	33,183	33,183	572	96,144	92,304	335	43,536	43,536	1,086	69.5	172,863	1,057	71.5	169,023
Central Europe	–	–	–	–	493	37,455	37,455	–	–	–	493	100.0	37,455	493	100.0	37,455
United Kingdom(A)	94	0.0	52,217	52,217	1,974	613,589	613,589	–	–	–	2,068	84.3	665,806	2,068	84.3	665,806
Total Europe	**273**	**12.6**	**85,400**	**85,400**	**3,661**	**835,684**	**803,935**	**1,189**	**205,590**	**124,564**	**5,123**	**66.2**	**1,126,674**	**4,465**	**71.5**	**1,013,899**
Japan	672	73.7	102,363	102,363	395	78,382	78,382	2,011	350,732	350,732	3,078	34.1	531,477	3,078	34.1	531,477
China(A)	–	–	–	–	–	–	–	1,158	73,635	73,635	1,158	0.0	73,635	1,158	0.0	73,635
India	–	–	–	–	1,300	55,883	47,500	412	17,756	15,092	1,712	0.0	73,639	1,455	0.0	62,592
Total Asia	**672**	**73.7**	**102,363**	**102,363**	**1,695**	**134,265**	**125,882**	**3,581**	**442,123**	**439,459**	**5,948**	**17.6**	**678,751**	**5,691**	**18.4**	**667,704**
Total Industrial Outside the U.S.	**945**	**56.1**	**187,763**	**187,763**	**6,438**	**1,140,395**	**1,091,494**	**6,917**	**834,624**	**601,405**	**14,300**	**46.1**	**2,162,782**	**11,572**	**40.3**	**1,880,662**
Total Data Center	**–**	**–**	**–**	**–**	**–**	**–**	**–**	**2,182**	**2,535,960**	**2,434,828**	**2,182**	**100.0**	**2,535,960**	**2,082**	**100.0**	**2,434,828**
Total Development Portfolio	**2,962**	**50.7**	**$ 604,960**	**$ 604,694**	**9,679**	**$ 2,110,251**	**$1,925,145**	**17,098**	**$ 4,532,385**	**$ 3,664,273**	**29,739**	**47.7**	**$7,247,596**	**22,539**	**48.0**	**$6,194,112**
Cost to complete			$45,502	$45,474		$585,626	$528,400		$2,927,830	$2,437,612			$3,558,958			$3,011,486
Percent build-to-suit				0.0 %			53.9 %			74.3 %						60.7 %
Estimated weighted average stabilized yield				5.6 %			6.1 %			7.7 %						7.0 %

Annualized estimated NOI	$ 434,876
Estimated weighted average stabilized cap rate	5.5 %
Estimated weighted average margin	22.3 %
Estimated value creation	**$1,381,586**

A. TEI amount includes development on yards, parking lots, and other non-industrial assets that will be included in other real estate investments upon completion.
B. Amounts include a development recorded as a note receivable that is included in other real estate investments.

23

Q2 2026 Supplemental PROLOGIS®

Capital Deployment

Third-Party Acquisitions

square feet and dollars in thousands	Three Months Ended June 30, 2026				Six Months Ended June 30, 2026			
	Square Feet		Acquisition Price		Square Feet		Acquisition Price	
	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share
Prologis Wholly-Owned	3,443	3,443	$ 738,380	$ 738,380	4,358	4,358	$ 842,541	$ 842,541
Prologis Co-Investment Ventures	–	–	–	–	–	–	–	–
Total U.S.	**3,443**	**3,443**	**738,380**	**738,380**	**4,358**	**4,358**	**842,541**	**842,541**
Prologis Wholly-Owned	–	–	–	–	–	–	–	–
Prologis Co-Investment Ventures	–	–	–	–	–	–	–	–
Total Other Americas	**–**	**–**	**–**	**–**	**–**	**–**	**–**	**–**
Prologis Wholly-Owned	706	706	40,952	40,952	706	706	40,952	40,952
Prologis Co-Investment Ventures [(A)]	6,729	2,019	853,746	256,124	7,438	2,328	964,516	302,815
Total Europe	**7,435**	**2,725**	**894,698**	**297,076**	8,144	**3,034**	**1,005,468**	**343,767**
Prologis Wholly-Owned	–	–	–	–	–	–	–	–
Prologis Co-Investment Ventures	110	28	53,033	13,258	448	113	169,452	42,363
Total Asia	**110**	**28**	**53,033**	**13,258**	**448**	**113**	**169,452**	**42,363**
Total Outside the U.S.	**7,545**	**2,753**	**947,731**	**310,334**	**8,592**	**3,147**	**1,174,920**	**386,130**
Total Third-Party Building Acquisitions	**10,988**	**6,196**	**$ 1,686,111**	**$ 1,048,714**	**12,950**	**7,505**	**$ 2,017,461**	**$ 1,228,671**
Weighted average stabilized cap rate				**4.1 %**				**4.2 %**
Acquisitions of other real estate investments [(B)]			73,951	70,556			161,924	158,529
Total Third-Party Acquisitions			**$ 1,760,062**	**$ 1,119,270**			**$ 2,179,385**	**$ 1,387,200**

A. Amounts include the acquisition of properties from a third-party partner for the formation of a new co-investment venture in Europe.
B. Amounts include the acquisition of non-industrial assets, including yards and renewable energy assets.

24

Q2 2026 Supplemental PROLOGIS®

Capital Deployment
Dispositions and Contributions

square feet and dollars in thousands	Three Months Ended June 30, 2026				Six Months Ended June 30, 2026			
	Square Feet		Sales Price		Square Feet		Sales Price	
	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share
Third-Party Building Dispositions								
Prologis Wholly-Owned [(A)]	3,330	3,330	$ 597,125	$ 597,125	4,857	4,856	$ 819,222	$ 819,197
Total U.S.	**3,330**	**3,330**	**597,125**	**597,125**	**4,857**	**4,856**	**819,222**	**819,197**
Prologis Co-Investment Ventures	195	67	16,800	5,801	634	219	36,600	12,636
Total Other Americas	**195**	**67**	**16,800**	**5,801**	**634**	**219**	**36,600**	**12,636**
Prologis Co-Investment Ventures	–	–	–	–	910	456	160,867	80,434
Total Europe	**–**	**–**	**–**	**–**	**910**	**456**	**160,867**	**80,434**
Prologis Co-Investment Ventures	–	–	–	–	609	99	98,536	16,012
Total Asia	**–**	**–**	**–**	**–**	**609**	**99**	**98,536**	**16,012**
Total Outside the U.S.	**195**	**67**	**16,800**	**5,801**	**2,153**	**774**	**296,003**	**109,082**
Total Third-Party Building Dispositions	**3,525**	**3,397**	**$ 613,925**	**$ 602,926**	**7,010**	**5,630**	**$ 1,115,225**	**$ 928,279**
Building Contributions to Co-Investment Ventures								
Prologis Co-Investment Ventures	–	–	$ –	$ –	–	–	$ –	$ –
Total U.S.	**–**	**–**	**–**	**–**	**–**	**–**	**–**	**–**
Prologis Co-Investment Ventures	590	590	90,850	59,434	590	590	90,850	59,434
Total Other Americas	**590**	**590**	**90,850**	**59,434**	**590**	**590**	**90,850**	**59,434**
Prologis Co-Investment Ventures [(B)]	2,362	2,362	427,498	302,969	2,362	2,362	427,498	302,969
Total Europe	**2,362**	**2,362**	**427,498**	**302,969**	**2,362**	**2,362**	**427,498**	**302,969**
Prologis Co-Investment Ventures	–	–	–	–	–	–	–	–
Total Asia	**–**	**–**	**–**	**–**	**–**	**–**	**–**	**–**
Total Outside the U.S.	**2,952**	**2,952**	**518,348**	**362,403**	**2,952**	**2,952**	**518,348**	**362,403**
Total Building Contributions to Co-Investment Ventures	**2,952**	**2,952**	**518,348**	**362,403**	**2,952**	**2,952**	**518,348**	**362,403**
Total Building Dispositions and Contributions	**6,477**	**6,349**	**$ 1,132,273**	**$ 965,329**	**9,962**	**8,582**	**$ 1,633,573**	**$ 1,290,682**
Weighted average stabilized cap rate				**5.1 %**				**5.1 %**
Contributions of land and properties under development			–	–			686,563	339,404
Third-party land dispositions			4,802	4,802			9,508	9,508
Dispositions of other real estate investments[(C)]			147,440	39,057			161,365	46,020
Grand Total Dispositions and Contributions			**$ 1,284,515**	**$ 1,009,188**			**$ 2,491,009**	**$ 1,685,614**

A. Amounts include the disposition of properties by a consolidated entity in which we have less than 100% ownership interest.
B. Amounts include the contribution of properties by Prologis for the formation of a new co-investment venture in Europe.
C. Amounts include the disposition of non-industrial assets, including yards and data centers. Dispositions of Non-Strategic Assets are included as third-party building dispositions.

25

Q2 2026 Supplemental PROLOGIS®

Capital Deployment

Land Portfolio – Owned and Managed

	Acres			Current Book Value		
square feet and dollars in thousands, including markets where we own land ordered by Prologis Share of Operating Portfolio NOI (%)	Owned and Managed	Prologis Share	Estimated Build Out (sq ft)	Owned and Managed	Prologis Share	% of Total
Southern California	530	506	9,709	$ 598,244	$ 588,366	12.0
New Jersey/New York City	316	316	2,854	316,609	316,609	6.5
Dallas/Ft. Worth	412	411	6,319	164,411	164,216	3.4
San Francisco Bay Area	85	75	1,263	152,980	130,299	2.7
Chicago	111	111	1,842	55,356	55,310	1.1
South Florida	81	81	1,092	105,948	105,928	2.2
Atlanta	264	264	2,494	34,566	34,566	0.7
Lehigh Valley	72	72	537	40,405	40,405	0.8
Houston	284	284	4,084	132,175	132,175	2.7
Seattle	49	49	892	39,305	39,305	0.8
Central Valley	634	634	10,781	211,141	211,140	4.3
Baltimore/Washington	111	111	1,253	84,434	84,434	1.7
Phoenix	183	183	2,878	55,590	55,590	1.1
Nashville	407	407	5,644	198,228	198,228	4.0
Orlando	119	102	1,701	37,459	32,065	0.7
Las Vegas	980	980	14,826	425,130	425,130	8.7
Indianapolis	79	79	1,050	8,377	8,377	0.2
Remaining U.S. markets (9 markets)	412	412	6,440	170,878	170,839	3.5
Total U.S.	**5,129**	**5,077**	**75,659**	**2,831,236**	**2,792,982**	**57.1**
Mexico	946	813	17,548	311,823	297,622	6.1
Canada	362	362	6,688	652,814	652,814	13.3
Brazil	704	613	14,028	278,706	265,168	5.4
Total Other Americas	**2,012**	**1,788**	**38,264**	**1,243,343**	**1,215,604**	**24.8**
United Kingdom	275	265	5,742	297,097	246,639	5.0
Germany	82	63	1,728	109,503	85,524	1.8
France	171	170	3,133	82,274	81,326	1.7
Netherlands	55	55	1,437	58,907	58,907	1.2
Remaining European countries (7 countries)	742	674	14,297	182,833	163,507	3.3
Total Europe	**1,325**	**1,227**	**26,337**	**730,614**	**635,903**	**13.0**
Japan	99	99	6,421	151,792	151,792	3.1
China	78	78	2,499	19,943	19,943	0.4
India	252	212	5,870	94,742	80,443	1.6
Total Asia	**429**	**389**	**14,790**	**266,477**	**252,178**	**5.1**
Total Outside the U.S.	**3,766**	**3,404**	**79,391**	**2,240,434**	**2,103,685**	**42.9**
Total Land Portfolio	**8,895**	**8,481**	**155,050**	**$ 5,071,670**	**$ 4,896,667**	**100.0**

26

Q2 2026 Supplemental PROLOGIS®

Capital Deployment

Land Portfolio – Summary and Roll Forward

dollars in thousands	Acres: Owned and Managed	Acres: Prologis Share	Acres: % of Total	Current Book Value: Owned and Managed	Current Book Value: Prologis Share	Current Book Value: % of Total
Central	1,423	1,422	16.8	$ 605,400	$ 605,159	12.4
East	1,036	1,019	12.0	637,327	631,913	12.9
West	2,670	2,636	31.1	1,588,509	1,555,910	31.8
Total U.S.	**5,129**	**5,077**	**59.9**	**2,831,236**	**2,792,982**	**57.1**
Mexico	946	813	9.6	311,823	297,622	6.1
Canada	362	362	4.3	652,814	652,814	13.3
Brazil	704	613	7.2	278,706	265,168	5.4
Total Other Americas	**2,012**	**1,788**	**21.1**	**1,243,343**	**1,215,604**	**24.8**
Central Europe	467	445	5.2	125,768	121,346	2.5
Northern Europe	180	143	1.7	179,907	150,892	3.1
Southern Europe	403	374	4.4	127,842	117,026	2.4
United Kingdom	275	265	3.1	297,097	246,639	5.0
Total Europe	**1,325**	**1,227**	**14.4**	**730,614**	**635,903**	**13.0**
Japan	99	99	1.2	151,792	151,792	3.1
China	78	78	0.9	19,943	19,943	0.4
India	252	212	2.5	94,742	80,443	1.6
Total Asia	**429**	**389**	**4.6**	**266,477**	**252,178**	**5.1**
Total Outside the U.S.	**3,766**	**3,404**	**40.1**	**2,240,434**	**2,103,685**	**42.9**
Total Land Portfolio	**8,895**	**8,481**	**100.0**	**$ 5,071,670**	**$ 4,896,667**	**100.0**
Estimated build out of land portfolio (in TEI)				$ 24,900,000	$ 23,900,000	
Estimated build out of Covered Land Plays (in TEI)				7,900,000	6,500,000	
Estimated build out of other land (in TEI)(A)				7,800,000	6,900,000	
Total				**$ 40,600,000**	**$ 37,300,000**	

Land Roll Forward - Prologis Share	U.S.	Other Americas	Europe	Asia	Total
At March 31, 2026	**$ 2,725,850**	**$ 1,219,293**	**$ 636,741**	**$ 217,444**	**$ 4,799,328**
Acquisitions	123,783	45,906	7,906	17,979	195,574
Reclassifications	–	–	–	–	–
Dispositions and contributions	(3,434)	–	–	–	(3,434)
Development starts	(105,143)	(44,697)	(9,915)	(3,523)	(163,278)
Infrastructure costs	54,917	11,844	5,142	22,839	94,742
Effect of changes in foreign exchange rates and other	(2,991)	(16,742)	(3,971)	(2,561)	(26,265)
At June 30, 2026	**$ 2,792,982**	**$ 1,215,604**	**$ 635,903**	**$ 252,178**	**$ 4,896,667**

27

A. Amounts include approximately 3,400 acres that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements.

Q2 2026 Supplemental PROLOGIS®

Capital Deployment

Solar and Energy Storage Portfolios – Owned and Managed

dollars in thousands, including markets we own solar ordered by Prologis Share of Operating Portfolio NOI (%)	Operating Portfolio		Under Development		
	Capacity (MW)	Gross Book Value	Capacity (MW)	Current Investment	TEI
Southern California	73	$ 172,579	30	$ 63,208	$ 94,886
New Jersey/New York City	84	203,928	54	157,286	203,363
Chicago	14	33,602	44	106,041	143,911
San Francisco Bay Area	16	40,753	25	43,785	76,836
Central Valley	30	61,436	8	14,434	20,013
Baltimore/Washington	2	4,672	22	68,127	91,479
Remaining U.S. markets (5 markets)	7	13,118	12	15,073	46,138
Total U.S.	**226**	**530,088**	**195**	**467,954**	**676,626**
Mexico	11	10,135	25	16,641	26,113
Total Other Americas	**11**	**10,135**	**25**	**16,641**	**26,113**
Germany	50	43,480	13	2,671	11,246
Italy	16	10,381	7	1,691	7,022
Remaining European countries (6 countries)	15	14,675	22	6,811	15,540
Total Europe	**81**	**68,536**	**42**	**11,173**	**33,808**
Japan	67	79,003	10	1,483	8,183
China	25	14,375	–	–	–
Singapore	5	4,054	–	–	–
Total Asia	**97**	**97,432**	**10**	**1,483**	**8,183**
Total Outside the U.S.	**189**	**176,103**	**77**	**29,297**	**68,104**
Total Solar Portfolio	**415**	**706,191**	**272**	**497,251**	**744,730**
Energy Storage Portfolio	**82**	**107,305**	**10**	**11,873**	**12,514**
Total Solar and Energy Storage Portfolio	**497**	**813,496**	**282**	**509,124**	**757,244**

Third party and other	867	Investment Tax Credits ("ITC")	(297,684)
Projects awaiting final commissioning[A]	27	**TEI, Net of ITCs**	**459,560**
Total installed capacity	**1,391**	**Estimated weighted average stabilized yield**	**11.2 %**

28

A. These projects are also included as under development in the solar and energy storage portfolio.

THIRD-PARTY AUM dollars in billions THIRD-PARTY FEE RELATED AND PROMOTE REVENUE in millions FEE RELATED EARNINGS ANNUALIZED* in millions NET PROMOTE INCOME (EXPENSE) dollars in millions Strategic Capital Overview 37.1 51.5 50.9 24.8 26.1 Trailing 3-year basis points of third-party AUM 95.0% 93.0% 95.0% 93.6% 92.2% % Open end/Public *This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. A. Net Promote Income (Expense) in 2025 is negative due to expense from the amortization of stock compensation issued to employees related to promote income recognized in prior periods. (A)

Q2 2026 Supplemental PROLOGIS®

Strategic Capital

Summary of Co-Investment Ventures

THIRD-PARTY AUM: $67.8B
in billions, except for (number of ventures)

BY GEOGRAPHY


Asia (5)
$9.7
U.S. (4)
$27.4
Europe (3)
$23.1
Other (C)
Americas (2)
$7.6

BY STRUCTURE


Publicly listed (3)
$13.0
Closed end (6)
$5.3
Open end (5)
$49.5

BY STRATEGY


Development /
Value Add (4)
$3.2
Stabilized (10)
$64.6

FINANCIAL HIGHLIGHTS

	Co-Investment Ventures (at 100%) (A)		
in thousands	Consolidated	Unconsolidated	Total
Square Feet	78,203	550,504	628,707
GBV of Operating Buildings	$ 8,473,696	$ 62,771,096	$ 71,244,792
GBV of Real Estate	$ 8,548,298	$ 65,963,487	$ 74,511,785
Debt	$ –	$ 19,725,090	$ 19,725,090

PROMOTE OPPORTUNITIES (B)

	Q1	Q2	Q3	Q4
2026	—	• • •	•	•
2027	—	• • •	•	—
2028	—	• • •	• •	•
2029	—	• • •	•	—
2030	•	• • •	•	—

• Represents an individual co-investment venture eligible to earn promotes. Eligibility does not imply likelihood of realization, and there can be no assurance that any promotes will be earned.

A. Values represent the entire venture at 100%, not Prologis' proportionate share. Values are presented at Prologis' adjusted basis derived from the ventures' U.S. GAAP information and may not be comparable to values reflected in the ventures' stand alone financial statements calculated on a different basis.

B. Does not include promotes earned upon liquidation of a venture or stabilization of properties, or for certain ventures, promotes based on cumulative returns that do not have a scheduled promote period

C. Our co-investment venture in Mexico is U.S. dollar functional and included in Other Americas.

30

Q2 2026 Supplemental PROLOGIS®

Strategic Capital

Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures (at 100%)(A)

dollars in thousands	U.S.	Other Americas	Europe	Asia	Total
Operating Information			**For the Three Months Ended June 30, 2026**		
Rental revenue	$ 451,100	$ 225,718	$ 540,696	$ 141,573	$ 1,359,087
Rental expense	(106,460)	(33,837)	(98,321)	(36,448)	(275,066)
General and administrative expense	(21,841)	(18,828)	(22,947)	(14,659)	(78,275)
Depreciation and amortization expense	(142,716)	(61,120)	(221,746)	(50,285)	(475,867)
Other operating revenue (expense)	(185)	(1,531)	(1,468)	–	(3,184)
Operating income (expense) before gains on real estate transactions, net	**179,898**	**110,402**	**196,214**	**40,181**	**526,695**
Gains (losses) on dispositions of investments in real estate, net	33	2,833	74,013	465	77,344
Operating income (expense)	**179,931**	**113,235**	**270,227**	**40,646**	**604,039**
Interest expense	(71,376)	(32,639)	(54,668)	(15,224)	(173,907)
Gains (losses) on early extinguishment of debt, net	–	(779)	–	–	(779)
Current and deferred income tax benefit (expense)	(170)	(646)	(20,898)	(3,037)	(24,751)
Foreign currency, derivative and other gains (losses) and other income (expense), net	2,770	(2,009)	1,120	1,843	3,724
Net earnings (loss)	**111,155**	**77,162**	**195,781**	**24,228**	**408,326**
Real estate related depreciation and amortization expense	138,656	60,910	217,293	48,838	465,697
Losses (gains) on dispositions of investments in real estate, net of taxes	(33)	(2,833)	(73,847)	(465)	(77,178)
Unrealized foreign currency, derivative and other losses (gains), net	–	1,109	(3,184)	(2,727)	(4,802)
Deferred income tax expense (benefit)	–	–	(17,088)	42	(17,046)
FFO, as modified by Prologis*	**249,778**	**136,348**	**318,955**	**69,916**	**774,997**
Core FFO defined adjustments	–	779	(166)	–	613
Core FFO*	**$ 249,778**	**$ 137,127**	**$ 318,789**	**$ 69,916**	**$ 775,610**
Balance Sheet Information			**At June 30, 2026**		
Operating properties, before depreciation	$ 16,616,015	$ 6,459,959	$ 30,711,685	$ 8,983,437	$ 62,771,096
Accumulated depreciation	(3,504,266)	(1,100,522)	(5,891,887)	(1,305,562)	(11,802,237)
Properties under development, land and other real estate	1,041,673	1,460,476	486,169	204,073	3,192,391
Other assets	1,289,600	533,557	1,649,903	487,972	3,961,032
Total assets	**$ 15,443,022**	**$ 7,353,470**	**$ 26,955,870**	**$ 8,369,920**	**$ 58,122,282**
Third-party debt	$ 7,021,930	$ 2,513,235	$ 6,911,291	$ 3,278,634	$ 19,725,090
Other liabilities	1,036,615	413,804	2,246,566	338,301	4,035,286
Total liabilities	**$ 8,058,545**	**$ 2,927,039**	**$ 9,157,857**	**$ 3,616,935**	**$ 23,760,376**
Weighted average ownership	**33.2%**	**32.3%**	**33.0%**	**15.8%**	**30.5%**

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

A. Values represent the entire venture at 100%, not Prologis' proportionate share. Values are presented at Prologis' adjusted basis derived from the ventures' U.S. GAAP information and may not be comparable to values reflected in the ventures' stand alone financial statements calculated on a different basis.

31

Non-GAAP Pro-Rata Financial Information(A) Strategic Capital dollars in thousands Noncontrolling Interests included in Consolidated Amounts* Prologis Share of Unconsolidated Co-Investment Ventures* Operating Information For the Three Months Ended June 30, 2026 Rental revenue $ 115,118 $ 419,234 Rental expense (27,763) (82,553) General and administrative expense (12,335) (25,543) Depreciation and amortization expense (37,153) (148,078) Other operating income (expense) 934 (1,108) Operating income before gains 38,801 161,952 Gains (losses) on dispositions of investments in real estate, net 224 19,714 Operating income 39,025 181,666 Interest expense (136) (51,418) Losses on early extinguishment of debt, net – (269) Current and deferred income tax benefit (expense) (276) (7,397) Foreign currency, derivative and other gains (losses) and other income (expense), net 409 4,129 Earnings from unconsolidated co-investment ventures, net 40 – Net earnings 39,062 126,711 Real estate related depreciation and amortization expense 36,260 144,966 Losses (gains) on other dispositions of investments in real estate, net of taxes (excluding development properties and land) (224) (19,667) NAREIT defined FFO* 75,098 252,010 Unrealized foreign currency, derivative and other losses (gains), net 37 (840) Deferred income tax expense (benefit) 217 (5,425) FFO, as modified by Prologis* 75,352 245,745 Core FFO defined adjustments – 225 Core FFO* $ 75,352 $ 245,970 Balance Sheet Information At June 30, 2026 Operating properties, before depreciation $ 3,984,622 $ 19,018,159 Accumulated depreciation (990,524) (3,630,840) Properties under development, land and other real estate 190,855 1,106,698 Other assets 249,750 1,221,971 Total assets $ 3,434,703 $ 17,715,988 Third-party debt $ 28,357 $ 5,508,261 Other liabilities 102,079 1,141,709 Total liabilities $ 130,436 $ 6,649,970 Weighted average ownership 33.5% 30.5 % Noncontrolling interests investment $ 3,304,267 Investment in and advances to unconsolidated co-investment ventures $ 10,656,282 Investment in and advances to other unconsolidated ventures 811,121 Investment in and advances to unconsolidated entities $ 11,467,403 * This is a non-GAAP financial measure, please see our Notes and Definitions for further explanation. See our Notes and Definitions for further explanation of how these amounts are calculated.

Q2 2026 Supplemental
PROLOGIS

Capitalization

Overview

ASSETS UNDER MANAGEMENT
dollars in millions


$170,946
$239,791
$239,791
$245,000
$210,000
$175,000
$140,000
$105,000
$70,000
$35,000
$0
Investment Capacity $3,235
AUM Strategic Capital $103,540
Investors' share of ventures $65,610
Prologis Share of ventures $34,695
Direct owned and other $136,251
Total Enterprise Value(A) $170,946
Debt $41,922
Market Equity $129,024
Asia 6.1%
Europe 15.7%
Other Americas 2.6%
U.S.(B) 75.6%
Enterprise Value(A)
AUM by Ownership
AUM by Geography

U.S. DOLLAR EXPOSURE
dollars in millions


$170,946
$41,922
$129,024
Outside U.S. 16.4%
U.S. Dollar (B) 83.6%
Outside U.S. 54.2%
U.S. Dollar(B) 45.8%
Outside U.S. 4.1%
U.S. Dollar (B) 95.9%
Enterprise Value(A)
Debt
Market Equity

Debt Metrics[(C)] - Prologis Share	June 30, 2026	March 31, 2026
Debt as % of gross Market Capitalization*	23.9 %	23.8 %
Debt as % of gross real estate assets*	35.7 %	35.4 %
Secured debt as % of gross real estate assets*	0.4 %	0.4 %
Unencumbered gross real estate assets to unsecured debt*	267.0 %	274.5 %
Fixed charge coverage ratio*	6.4x	6.4x
Fixed charge coverage ratio, excluding development gains*	5.9x	6.0x
Debt/Adjusted EBITDA*	4.7x	4.8x
Debt/Adjusted EBITDA, excluding development gains*	5.1x	5.1x
Weighted average interest rate	3.3 %	3.3 %
Weighted average remaining maturity in years	7.9	8.1
Percentage of floating rate debt	4.3 %	4.6 %
Credit Ratings at June 30, 2026[(D)]		
Moody's	A2 (Outlook Stable)	
Standard & Poor's	A (Outlook Stable)	

DEBT BY CURRENCY – PROLOGIS SHARE


Other 7.6%
JPY 8.4%
GBP 7.5%
EUR 30.7%
USD 45.8%

UNENCUMBERED ASSETS – PROLOGIS SHARE: $112.4B
in billions


Other $7.6
CIP & Land $8.6
Operating Properties $96.2

* This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation.

A. Enterprise value is calculated using Prologis' stock price of $135.47 at June 30, 2026.
B. Mexico is included in the U.S. as it is U.S. dollar functional.
C. The detailed calculations are included in the Notes and Definitions section and are not in accordance with the applicable SEC rules.
D. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization.

33

Q2 2026 Supplemental PROLOGIS®

Capitalization

Debt Components – Consolidated

dollars in thousands

	Unsecured						
Maturity	Senior Notes	Credit Facilities and Commercial Paper	Term Loans and Other	Secured Mortgage	Total	Wtd. Avg. Interest Rate	% Fixed
2026	$ 399,879	$ 514,142	$ 146,831	$ 9,790	$ 1,070,642	2.4 %	51 %
2027	1,966,180	–	44,325	29,492	2,039,997	2.2 %	99 %
2028	2,563,383	–	129,322	16,309	2,709,014	3.3 %	96 %
2029	3,362,249	–	6,554	11,734	3,380,537	2.7 %	100 %
2030	3,024,939	–	30,781	5,634	3,061,354	2.7 %	99 %
2031	3,064,691	–	123,125	17,607	3,205,423	3.1 %	100 %
2032	2,701,840	–	738,751	18,715	3,459,306	2.3 %	89 %
2033	2,863,373	–	160,535	98,209	3,122,117	4.4 %	98 %
2034	3,628,316	–	384,635	–	4,012,951	3.8 %	97 %
2035	2,622,725	–	–	–	2,622,725	3.6 %	100 %
2036	927,916	–	–	15,000	942,916	4.3 %	100 %
Thereafter	7,348,861	–	–	–	7,348,861	3.6 %	100 %
Subtotal	**$ 34,474,352**	**$ 514,142**	**$ 1,764,859**	**$ 222,490**	**$ 36,975,843**	**3.3 %**	**97 %**
Unamortized net premiums (discounts)	(398,952)	–	–	5,969	(392,983)		
Unamortized finance costs	(135,798)	–	(4,028)	(949)	(140,775)		
Total consolidated debt, net of premiums (discounts)	**$ 33,939,602**	**$ 514,142**	**$ 1,760,831**	**$ 227,510**	**$ 36,442,085**		
Weighted average interest rate	3.3 %	2.2 %	2.0 %	4.1 %	3.3 %		
Weighted average remaining maturity in years	8.4	0.0	5.7	6.1	8.2		

Prologis consolidated debt by local currency

	Senior Notes	Credit Facilities and Commercial Paper	Term Loans and Other	Secured Mortgage	Total	Investment Hedges(A)	Total	% of Total
USD	$ 16,484,618	$ –	$ 6,636	$ 170,239	$ 16,661,493	$ (685,386)	$ 15,976,107	44 %
EUR	11,135,624	461,457	230,376	–	11,827,457	–	11,827,457	32 %
GBP	1,810,874	–	–	–	1,810,874	685,386	2,496,260	7 %
JPY	1,755,714	–	1,332,302	–	3,088,016	–	3,088,016	8 %
CAD	2,335,689	52,685	–	–	2,388,374	–	2,388,374	7 %
Other	417,083	–	191,517	57,271	665,871	–	665,871	2 %
Total debt	**$33,939,602**	**$ 514,142**	**$ 1,760,831**	**$ 227,510**	**$36,442,085**	**$ –**	**$36,442,085**	**100 %**

Liquidity

Aggregate lender commitments:	
Credit facilities	$ 6,365,446
Less: Credit facilities borrowings outstanding	–
Less: Commercial paper borrowings outstanding(B)	514,142
Less: Outstanding letters of credit	23,212
Current availability	5,828,092
Cash and cash equivalents	1,765,043
Total liquidity	**$ 7,593,135**

A. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See page 30 for our market equity exposure by currency.
B. We are required to maintain available commitments under our credit facilities in an amount at least equal to the commercial paper borrowings outstanding.

34

Q2 2026 Supplemental PROLOGIS

Capitalization

Debt Components – Noncontrolling Interests and Unconsolidated[A]

dollars in thousands

	Noncontrolling Interests					Prologis Share of Unconsolidated Co-Investment Ventures				
Maturity	**Unsecured**	**Secured**	**Total**	**Wtd. Avg. Interest Rate**	**% Fixed**	**Unsecured[B]**	**Secured**	**Total**	**Wtd. Avg. Interest Rate**	**% Fixed**
2026	$ –	$ 364	$ 364	3.8 %	100 %	$ 19,592	$ 21,262	$ 40,854	2.4 %	88 %
2027		829	829	3.8 %	100 %	179,699	33,380	213,079	3.1 %	98 %
2028	7,888	390	8,278	6.8 %	5 %	431,226	72,809	504,035	3.7 %	71 %
2029	983	410	1,393	6.0 %	29 %	811,350	–	811,350	4.0 %	62 %
2030	–	430	430	3.3 %	100 %	489,590	–	489,590	3.0 %	99 %
2031	–	1,861	1,861	3.3 %	100 %	598,824	–	598,824	3.2 %	84 %
2032	–	473	473	3.3 %	100 %	469,614	27,472	497,086	2.6 %	94 %
2033	–	12,306	12,306	4.1 %	100 %	476,064	36,919	512,983	3.2 %	100 %
2034	–	–	–	–	–	408,946	14,974	423,920	4.5 %	100 %
2035	–	–	–	–	–	611,141	–	611,141	4.9 %	100 %
2036	–	1,500	1,500	5.6 %	100 %	374,216	–	374,216	4.6 %	100 %
Thereafter	–	–	–	–	–	463,855	–	463,855	4.5 %	100 %
Subtotal	**$ 8,871**	**$ 18,563**	**$ 27,434**	**5.0 %**	**68 %**	**$ 5,334,117**	**$206,816**	**$ 5,540,933**	**3.8 %**	**89 %**
Unamortized net premiums (discounts)	–	1,019	1,019			(13,398)	154	(13,244)		
Unamortized finance costs	–	(96)	(96)			(18,545)	(883)	(19,428)		
Noncontrolling interests and Prologis Share of unconsolidated debt, net of unamortized premiums (discounts) and finance costs	**$ 8,871**	**$ 19,486**	**$ 28,357**			**$ 5,302,174**	**$206,087**	**$ 5,508,261**		
Weighted average interest rate	7.0 %	4.0 %	5.0 %			3.8 %	3.5 %	3.8 %		
Weighted average remaining maturity in years	2.0	6.8	5.3			6.1	3.7	6.0		

Noncontrolling interests share of consolidated debt by local currency

	Unsecured	Secured	Total	% of Total
USD	$ –	$ 19,486	$ 19,486	69 %
EUR	–	–	–	–
GBP	–	–	–	–
JPY	–	–	–	–
CAD	–	–	–	–
Other	8,871	–	8,871	31 %
Total debt	**$ 8,871**	**$ 19,486**	**$ 28,357**	**100 %**

Prologis Share of unconsolidated debt by local currency

	Unsecured	Secured	Total	Investment Hedges[C]	Total	% of Total
USD	$ 3,213,368	$ 21,391	$ 3,234,759	$ –	$3,234,759	58 %
EUR	1,536,757	48,185	1,584,942	(532,725)	1,052,217	19 %
GBP	191,222	24,367	215,589	434,631	650,220	12 %
JPY	339,808	81,874	421,682	–	421,682	8 %
CAD	–	–	–	–	–	–
Other	21,019	30,270	51,289	98,094	149,383	3 %
Total debt	**$ 5,302,174**	**$206,087**	**$ 5,508,261**	**$ –**	**$5,508,261**	**100 %**

A. Refer to Notes and Definitions under Non-GAAP Pro-Rata Financial Information for further explanation on how these amounts are calculated.
B. The maturity of certain unsecured debt (Prologis Share $649 million) is reflected at the extended maturity dates as the extension is at the venture's option.
C. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 30 for our market equity exposure by currency.

35

Q2 2026 Supplemental

Net Asset Value

Components – Prologis Share

in thousands, except for percentages and per square foot amounts

Operating Portfolio

	Square Feet	Gross Book Value	GBV per Sq Ft	Adjusted Cash NOI (Actual)*	Adjusted Cash NOI (Pro Forma)*	Annualized Adjusted Cash NOI*	Percent Occupied
Consolidated							
U.S.	583,839	$ 73,695,999	$ 126	$ 1,331,716	$ 1,331,716	$ 5,326,864	96.0 %
Other Americas	18,107	1,902,687	105	40,380	40,380	161,520	89.8 %
Europe	6,814	907,200	133	7,958	7,958	31,832	78.8 %
Asia	29,067	1,306,358	45	16,468	16,468	65,872	88.5 %
NOI adjustments for mid-quarter acquisitions/development completions					7,900	31,600	
Total consolidated operating portfolio	**637,827**	**77,812,244**	**122**	**1,396,522**	**1,404,422**	**5,617,688**	**95.3 %**
Unconsolidated							
U.S.	46,348	5,477,225	118	107,166	107,166	428,664	94.4 %
Other Americas	26,483	2,081,265	79	48,624	48,624	194,496	95.8 %
Europe	79,962	9,955,952	125	146,290	146,290	585,160	96.4 %
Asia	12,130	1,389,035	115	16,487	16,487	65,948	95.7 %
Net Property Management Income					11,176	47,447	
NOI adjustments for mid-quarter acquisitions/development completions					3,933	15,732	
Total unconsolidated operating portfolio	**164,923**	**18,903,477**	**115**	**318,567**	**333,676**	**1,337,447**	**95.7 %**
Total Operating Portfolio	**802,750**	**$ 96,715,721**	**$ 120**	**$ 1,715,089**	**$ 1,738,098**	**$ 6,955,135**	**95.4 %**

Development Portfolio

	Square Feet	Investment Balance	TEI	TEI per Sq Ft		Annualized Estimated NOI	Percent Leased
Consolidated							
Prestabilized							
U.S.	2,014	$ 364,570	$ 416,931	$ 207		$ 23,786	48.1 %
Other Americas	–	–	–	–		–	–
Europe	273	78,625	85,400	313		4,485	12.6 %
Asia	672	94,626	102,363	152		5,826	73.7 %
Properties under development							
U.S.(A)	6,662	1,794,997	3,546,314	532		283,509	
Other Americas	963	85,626	159,484	166		12,177	
Europe	3,662	334,146	833,575	228		45,231	
Asia	5,019	136,218	565,341	113		29,150	
Total consolidated development portfolio	**19,265**	**2,888,808**	**5,709,408**	**296**		**404,164**	
Unconsolidated							
U.S.	2,291	209,074	350,205	153		22,680	
Other Americas	453	17,393	39,575	87		2,975	
Europe	530	39,398	94,924	179		5,057	
Asia	–	–	–	–		–	
Total unconsolidated development portfolio	**3,274**	**265,865**	**484,704**	**148**		**30,712**	
Total Development Portfolio	**22,539**	**$ 3,154,673**	**$ 6,194,112**	**$ 275**		**$ 434,876**	
Prologis Share of est. value creation (see Capital Deployment - Development Portfolio)		1,381,586					
Total Development Portfolio, including est. value creation		**$ 4,536,259**					

* This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation.

A. Amounts include a development recorded as a note receivable that is included in other real estate investments.

36

Components – Continued Net Asset Value in thousands Balance Sheet and Other Items Other assets Cash and cash equivalents $ 1,765,043 Restricted cash 62,221 Accounts receivable, prepaid assets and other tangible assets 1,801,300 Gross book value of other real estate investments and assets held for sale 7,218,395 Value added operating properties 695,677 Prologis receivable from unconsolidated co-investment ventures 440,244 Investments in and advances to other unconsolidated joint ventures 811,121 Total other assets $ 12,794,001 Other liabilities Accounts payable and other current liabilities $ 2,533,873 Deferred income taxes 179,235 Value added tax and other tax liabilities 51,712 Tenant security deposits 451,746 Other liabilities 845,959 Total other liabilities $ 4,062,525 Noncontrolling Interests and Unconsolidated Co-investment Ventures Less: noncontrolling interests share of net tangible other liabilities (assets) $ (105,245) Prologis Share of unconsolidated net tangible other assets (liabilities) 382,106 Less: noncontrolling interests share of value added operating properties (30,189) Prologis Share of unconsolidated value added operating properties 114,682 Land Current book value of land 4,802,617 Less: noncontrolling interests share of the current book value of land (21,704) Prologis Share of book value of land in unconsolidated co-investment ventures 115,754 Debt (at par) and Preferred Stock Consolidated debt $ 36,975,843 Noncontrolling interests share of consolidated debt (27,434) Prologis Share of unconsolidated co-investment ventures' debt 5,540,933 Preferred stock 63,948 Common Stock and Limited Partnership Units Outstanding shares of common stock and limited partnership units 951,950 Strategic Capital / Development Management Strategic Capital Third-party share of asset management fees from consolidated and unconsolidated co-investment and other ventures (current quarter/annualized) $ 95,657 $ 382,628 Third-party share of transactional fees from consolidated and unconsolidated co-investment and other ventures (current quarter/trailing twelve months) 9,589 39,803 Strategic capital expenses for asset management and transactional fees (current quarter/trailing twelve months) (41,606) (148,807) Fee Related Earnings $ 63,640 $ 273,624 Net Promote Income (Expense) (current quarter/trailing twelve months)(A) $ 26,229 $ (10,783) Net Promote Income (Expense) (five year average) $ 194,125 Development management revenue (current quarter/trailing twelve months) $ 6,759 $ 34,820 Net Promote Income (Expense) is negative for the trailing twelve months due to expense primarily from amortization of stock compensation issued to employees related to promote income recognized in prior periods.

Notes and Definitions JFK Logistics Center, Jamaica, New York

Notes and Definitions

Q2 2026 Supplemental PROLOGIS®

Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q and other public reports for further information about us and our business. Certain amounts from previous periods presented in the Supplemental Information have been reclassified to conform to the current presentation. Certain statements in this document are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Please refer to our "Forward-Looking Statements" and "Risk Factors" disclosure in our Forms 10-K and 10-Q for more information.

Acquisition Price, as presented for building acquisitions, represents economic cost. This amount includes the building purchase price plus 1) transaction closing costs, 2) due diligence costs, 3) immediate capital expenditures (including two years of property improvements and all leasing commissions and tenant improvements required to stabilize the property), and 4) the effects of marking assumed debt to market.

Adjusted Cash NOI (Actual) is a non-Generally Accepted Accounting Principles ("GAAP") financial measure and a component of Net Asset Value ("NAV"). It is used to assess the operating performance of our properties and enables both management and investors to estimate the fair value of our Operating Portfolio. A reconciliation for the most recent quarter ended of our rental income and rental expenses included in our Consolidated Statement of Income to Adjusted Cash NOI for the consolidated Operating Portfolio is as follows *(in thousands)*:

Rental revenues	$ 2,177,074
Rental expenses	(530,861)
NOI	1,646,213
Net termination fees and adjustments (a)	(12,374)
Less: actual NOI for Development Portfolio and other real estate investments and other	(75,321)
Less: Net Property Management Income	(47,803)
Less: properties contributed or sold (b)	(5,003)
Less: noncontrolling interests share of NOI less termination fees and adjustments	(87,341)
Prologis Share of adjusted NOI for consolidated Operating Portfolio at June 30, 2026	**$ 1,418,371**
Straight-line rents (c)	(74,627)
Free rent (c)	71,775
Amortization of lease intangibles (c)	(64,906)
Net Property Management Income	47,803
Effect of foreign currency exchange (d)	(1,370)
Less: noncontrolling interests	(524)
Second Quarter Adjusted Cash NOI (Actual)	**$ 1,396,522**

(a) *Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement. The termination fee is offset by that customer's rent leveling asset or liability and fair value lease asset or liability write off, if any, that has been previously recognized. Removing the net termination fees from rental income allows for the calculation of Adjusted Cash NOI (Actual) to include only rental income that is indicative of the property's recurring operating performance.*

(b) *Actual NOI for properties that were contributed or sold during the three-month period is removed.*

(c) *Straight-line rents, free rent and amortization of lease intangibles (above and below market leases) are removed from the rental income of our Operating Portfolio to allow for the calculation of a cash yield.*

(d) *Actual NOI and related adjustments are calculated in local currency and translated at the period end rate to allow for consistency with other assets and liabilities as of the reporting date.*

Adjusted Cash NOI (Pro Forma) is a non-GAAP financial measure and consists of Adjusted Cash NOI (Actual) for the properties in our Operating Portfolio adjusted to reflect NOI for a full quarter for operating properties that were acquired or stabilized during the quarter.

Adjusted EBITDA. We use Adjusted EBITDA attributable to common stockholders/unitholders ("Adjusted EBITDA"), a non-GAAP financial measure, as a measure of our operating performance. The most directly comparable GAAP measure is net earnings.

We believe Adjusted EBITDA provides relevant and useful information by offering insight into our operating performance before the effects of financing decisions, income taxes, and certain non-cash or non-recurring charges.

We calculate Adjusted EBITDA by beginning with consolidated net earnings attributable to common stockholders and removing the effect of:

(i) gains or losses from the disposition of investments in real estate (excluding development properties and land);
(ii) depreciation and amortization expense;
(iii) impairment charges;
(iv) interest charges;
(v) current and deferred income taxes;
(vi) preferred stock dividends;
(vii) unrealized gains or losses on foreign currency and derivatives;
(viii) stock compensation amortization expense;
(ix) gains from the revaluation of equity investments upon acquisition of a controlling interest;
(x) gains or losses on early extinguishment of debt and derivative contracts (including cash charges); and
(xi) third-party costs associated with the successful formation of new ventures.

We also include an adjustment to reflect a full period of NOI on the operating properties we acquire or stabilize during the quarter and to remove NOI on properties we dispose of during the quarter, assuming all transactions occurred at the beginning of the quarter. For properties we contribute, we make an adjustment to reflect NOI at the new ownership percentage for the full quarter.

We calculate Adjusted EBITDA based on our proportionate ownership share of both our unconsolidated entities and consolidated ventures. We reflect our share of Adjusted EBITDA measures for unconsolidated entities by applying our average ownership percentage for the period to the applicable adjusting items on an entity-by-entity basis. We reflect our share for consolidated ventures in which we do not own 100% of the equity by removing the noncontrolling interests share of the applicable adjustments based on our average ownership percentage for the applicable periods.

While we believe Adjusted EBITDA is an important supplemental measure, it should not be used alone as it excludes significant components of net earnings computed under GAAP and is therefore limited as an analytical tool. We do not use Adjusted EBITDA as an alternative measure to net earnings computed under GAAP or as an alternative to cash from operating activities computed under GAAP or as an indicator of our ability to fund our cash needs. Our computation of Adjusted EBITDA may not be comparable to EBITDA reported by other companies in both the real estate industry and other industries. We compensate for the limitations of Adjusted EBITDA by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of Adjusted EBITDA and a reconciliation to Adjusted EBITDA from consolidated net earnings attributable to common stockholders.

Annualized Estimated NOI for the properties in our Development Portfolio is based on current TEI multiplied by the Estimated Weighted Average Stabilized Yield.

39

Q2 2026 Supplemental PROLOGIS®

Notes and Definitions (continued)

Assets Under Management ("AUM") represents the estimated fair value of the assets we own or manage through both our consolidated entities and unconsolidated co-investment ventures. We calculate AUM by adding Investment Capacity and the third-party investors' share of the estimated fair value of the assets in the co-investment ventures to Enterprise Value.

Third-Party AUM represents the third-party investors' share of the estimated fair value of the assets in the co-investment ventures plus the Investment Capacity from the third-party investors.

Business Line Reporting is a non-GAAP financial measure. Core FFO and development gains are generated by our three lines of business: (i) real estate operations; (ii) strategic capital; and (iii) development. The real estate operations line of business represents total Prologis Core FFO, less the amount allocated to the strategic capital line of business. The amount of Core FFO allocated to the strategic capital line of business represents the third-party share of asset management fees and transactional fees that we earn from our consolidated and unconsolidated co-investment ventures less costs directly associated with our strategic capital group and Net Promote Income (Expense). Realized development gains include our share of gains on dispositions of development properties and land, net of taxes. To calculate the per share amount, the amount generated by each line of business is divided by the weighted average diluted common shares outstanding used in our Core FFO per share calculation. Management believes evaluating our results by line of business is a useful supplemental measure of our operating performance because it helps the investing public compare the operating performance of Prologis' respective businesses to other companies' comparable businesses. Prologis' computation of FFO by line of business may not be comparable to that reported by other real estate companies as they may use different methodologies in computing such measures.

Calculation of Per Share Amounts

	Three Months Ended		Six Months Ended	
		Jun. 30,		Jun. 30,
in thousands, except per share amount	**2026**	**2025**	**2026**	**2025**
Net earnings				
Net earnings attributable to common stockholders	$1,060,844	$ 569,724	$2,041,320	$1,161,225
Noncontrolling interest attributable to exchangeable limited partnership units	22,831	13,936	45,858	28,927
Adjusted net earnings attributable to common stockholders - Diluted	**$1,083,675**	**$ 583,660**	**$2,087,178**	**$1,190,152**
Weighted average common shares outstanding - Basic	933,092	928,476	932,175	927,909
Incremental weighted average effect on exchange of limited partnership units	20,160	22,731	21,061	23,115
Incremental weighted average effect of equity awards	4,632	4,675	4,418	4,577
Weighted average common shares outstanding - Diluted	**957,884**	**955,882**	**957,654**	**955,601**
Net earnings per share - Basic	**$ 1.14**	**$ 0.61**	**$ 2.19**	**$ 1.25**
Net earnings per share - Diluted	**$ 1.13**	**$ 0.61**	**$ 2.18**	**$ 1.25**

	Three Months Ended		Six Months Ended	
		Jun. 30,		Jun. 30,
in thousands, except per share amount	**2026**	**2025**	**2026**	**2025**
Core FFO				
Core FFO attributable to common stockholders/ unitholders	$1,559,127	$1,395,982	$2,999,620	$2,752,013
Noncontrolling interest attributable to exchangeable limited partnership units	221	258	453	552
Core FFO attributable to common stockholders/ unitholders - Diluted	**$1,559,348**	**$1,396,240**	**$3,000,073**	**$2,752,565**
Less: Net Promote Income (Expense)	26,229	(13,437)	13,847	(24,330)
Core FFO attributable to common stockholders/ unitholders, excluding Net Promote Income (Expense) - Diluted	**$1,533,119**	**$1,409,677**	**$2,986,226**	**$2,776,895**
Weighted average common shares outstanding - Basic	933,092	928,476	932,175	927,909
Incremental weighted average effect on exchange of limited partnership units	20,160	22,990	21,061	23,383
Incremental weighted average effect of equity awards	4,632	4,675	4,418	4,577
Weighted average common shares outstanding - Diluted	**957,884**	**956,141**	**957,654**	**955,869**
Core FFO per share - Diluted	**$ 1.63**	**$ 1.46**	**$ 3.13**	**$ 2.88**
Core FFO per share, excluding Net Promote Income (Expense) - Diluted	**$ 1.60**	**$ 1.47**	**$ 3.12**	**$ 2.91**

Covered Land Plays are income generating assets acquired with the intention to redevelop for higher and better use as industrial properties. These assets may be included in our Operating Portfolio, Value-Added Properties or other real estate investments.

Debt Covenants are calculated in accordance with the respective debt agreements and may be different than other covenants or metrics presented. They are not calculated in accordance with the applicable Securities Exchange Commission rules. Please refer to the respective agreements for full financial covenant descriptions. Debt covenants as of the period end were as follows:

	Indenture		Global Line	
	Covenant	**Actual**	**Covenant**	**Actual**
Leverage ratio	<60%	32.2 %	<60%	23.9 %
Fixed charge coverage ratio	>1.5x	7.1x	>1.5x	8.4x
Secured debt leverage ratio	<40%	0.2 %	<40%	0.1 %
Unencumbered asset to unsecured debt ratio	>150%	279.1 %	N/A	N/A
Unencumbered debt service coverage ratio	N/A	N/A	>150%	776.6 %

Debt Metrics. We evaluate the following debt metrics to monitor the strength and flexibility of our capital structure and evaluate the performance of our management. Investors can utilize these metrics to make a determination about our ability to service or refinance our debt. See below for the calculations.

40

Notes and Definitions (continued)

Q2 2026 Supplemental PROLOGIS

dollars in thousands	Three Months Ended Jun. 30, 2026	Mar. 31, 2026
Debt as a % of gross real estate assets:		
Consolidated debt	$ 36,442,085	$ 34,669,592
Unamortized deferred financing costs and discount, net	533,758	525,386
Consolidated debt (at par)	36,975,843	35,194,978
Noncontrolling interests share of consolidated debt (at par)	(27,434)	(25,107)
Prologis Share of unconsolidated debt (at par)	5,540,933	5,462,384
Total Prologis Share of debt (at par)	42,489,342	40,632,255
Prologis Share of outstanding foreign currency derivatives	(2,303)	(11,811)
Consolidated cash and cash equivalents	(1,765,043)	(861,144)
Noncontrolling interests share of consolidated cash and cash equivalents	23,735	25,455
Prologis Share of unconsolidated cash and cash equivalents	(302,739)	(381,729)
Total Prologis Share of debt, net of adjustments	**$ 40,442,992**	**$ 39,403,026**
Consolidated gross investments in real estate	97,013,785	95,241,445
Assets held for sale or contribution	498,975	499,799
Acquired intangible liabilities, net of assets	(805,691)	(817,598)
Consolidated gross real estate assets	96,707,069	94,923,646
Noncontrolling interests share of consolidated gross real estate assets	(4,181,455)	(4,158,370)
Prologis Share of unconsolidated gross real estate assets	20,906,392	20,522,301
Total Prologis Share of gross real estate assets	**$ 113,432,006**	**$ 111,287,577**
Debt as a % of gross real estate assets	**35.7 %**	**35.4 %**
Debt as a % of gross Market Capitalization:		
Total Prologis Share of debt, net of adjustments	**$ 40,442,992**	**$ 39,403,026**
Total outstanding common stock and limited partnership units	951,950	951,976
Share price at quarter end	$ 135.47	$ 132.18
Total equity capitalization	$ 128,960,667	$ 125,832,188
Total Prologis Share of debt, net of adjustments	40,442,992	39,403,026
Gross Market Capitalization	**$ 169,403,659**	**$ 165,235,214**
Debt as a % of gross Market Capitalization	**23.9 %**	**23.8 %**
Secured debt as a % of gross real estate assets:		
Consolidated secured debt (at par)	$ 222,490	$ 209,078
Noncontrolling interests share of consolidated secured debt (at par)	(18,563)	(18,761)
Prologis Share of unconsolidated secured debt (at par)	206,816	224,872
Total Prologis Share of secured debt (at par)	**$ 410,743**	**$ 415,189**
Total Prologis Share of gross real estate assets	**$ 113,432,006**	**$ 111,287,577**
Secured debt as a % of gross real estate assets	**0.4 %**	**0.4 %**
Unencumbered gross real estate assets to unsecured debt:		
Consolidated unencumbered gross real estate assets	$ 95,972,736	$ 94,459,212
Noncontrolling interests share of consolidated unencumbered gross real estate assets	(4,119,055)	(4,095,962)
Prologis Share of unconsolidated unencumbered gross real estate assets	20,516,647	20,042,720
Total Prologis Share of unencumbered gross real estate assets	**$ 112,370,328**	**$ 110,405,970**
Consolidated unsecured debt (at par)	36,753,353	34,985,900
Noncontrolling interests share of consolidated unsecured debt (at par)	(8,871)	(6,346)
Prologis Share of unconsolidated unsecured debt (at par)	5,334,117	5,237,512
Total Prologis Share of unsecured debt (at par)	**$ 42,078,599**	**$ 40,217,066**
Unencumbered gross real estate assets to unsecured debt	**267.0 %**	**274.5 %**

dollars in thousands	Three Months Ended Jun. 30, 2026	Mar. 31, 2026
Fixed Charge Coverage ratio:		
Adjusted EBITDA (a)	$ 2,142,622	$ 2,178,034
Adjusted EBITDA-annualized including trailing twelve months of development gains and other and excluding Net Promote Income (Expense) (b)	$ 8,601,858	$ 8,223,228
Net Promote Income (Expense) for the trailing twelve months	(10,783)	(50,448)
Adjusted EBITDA-annualized	$ 8,591,075	$ 8,172,780
Annualized NOI adjustment for real estate transactions	(19,704)	(37,056)
Adjusted EBITDA, including NOI from real estate transactions, annualized	**$ 8,571,371**	**$ 8,135,724**
Interest expense	$ 276,311	$ 254,286
Amortization and write-off of deferred loan costs	(7,817)	(7,472)
Amortization of debt discount, net	(13,410)	(13,160)
Capitalized interest	29,270	33,038
Preferred stock dividends	1,347	1,500
Noncontrolling interests share of consolidated fixed charges	(207)	(407)
Prologis Share of unconsolidated fixed charges	51,708	49,064
Total Prologis Share of fixed charges	$ 337,202	$ 316,849
Total Prologis Share of fixed charges, annualized	**$ 1,348,808**	**$ 1,267,396**
Fixed charge coverage ratio	**6.4x**	**6.4x**
Debt to Adjusted EBITDA:		
Total Prologis Share of debt, net of adjustments	**$ 40,442,992**	**$ 39,403,026**
Adjusted EBITDA-annualized	**$ 8,591,075**	**$ 8,172,780**
Debt to Adjusted EBITDA ratio	**4.7x**	**4.8x**

(a) Refer to page 9 for a reconciliation to Adjusted EBITDA from Consolidated Net Earnings Attributable to Common Stockholders.

(b) Prologis Share of gains on dispositions of development properties and land for the trailing twelve months was $593.3 million and $511.6 million for the current quarter and the previous quarter, respectively.

Development Portfolio includes industrial and non-industrial properties, data centers, yards and parking lots that are under development and properties that are developed but have not met Stabilization. At June 30, 2026, total TEI for yards, parking lots, data centers and non-industrial assets was $2.9 billion on an Owned and Managed and $2.8 billion on a Prologis Share basis. We do not disclose square footage for yards and parking lots.

Enterprise Value equals our Market Equity plus our share of total debt.

Estimated Build Out (TEI and sq ft) represents the estimated TEI and finished square feet available for lease upon completion of an industrial building on existing parcels of land.

Estimated Value Creation represents the value that we expect to create through our development and leasing activities. We calculate Estimated Value Creation by estimating the Stabilized NOI that the property will generate and applying a stabilized capitalization rate applicable to that property. Estimated Value Creation is calculated as the amount by which the value exceeds our TEI, including closing costs and taxes, if any, and does not include any fees or promotes we may earn.

41

Notes and Definitions (continued)

Q2 2026 Supplemental PROLOGIS

Estimated Weighted Average Margin is calculated on development properties as Estimated Value Creation, less estimated closing costs and taxes, if any, on properties expected to be sold or contributed, divided by TEI.

Estimated Weighted Average Stabilized Yield is calculated on the properties in the Development Portfolio as Stabilized NOI divided by TEI. The yields on a Prologis Share basis were as follows:

	Pre-Stabilized Developments	2026 Expected Completion	2027 and Thereafter Expected Completion	Total Development Portfolio
U.S.	5.7 %	6.6 %	8.2 %	7.6 %
Other Americas	—	7.6 %	7.5 %	7.6 %
Europe	5.3 %	5.3 %	5.9 %	5.4 %
Asia	5.7 %	6.2 %	4.9 %	5.2 %
Total	5.6 %	6.1 %	7.7 %	7.0 %

Fee Related Earnings ("FRE") is a non-GAAP financial measure and component of NAV. It is used to assess the performance of our strategic capital business and enables management and investors to estimate the corresponding fair value. FRE is calculated as the third-party share of asset management fees and transactional fees from our consolidated and unconsolidated co-investment ventures and other ventures, net of direct and allocated related expenses. As non-GAAP financial measures, FRE has certain limitations as an analytical tool and may vary among real estate and asset management companies. As a result, we provide a reconciliation of Strategic Capital Revenues (from our Consolidated Financial Statements prepared in accordance with U.S. GAAP) to our FRE measure, as follows:

in thousands	Three Months Ended	Six Months Ended Jun. 30, 2026
Strategic capital revenues	$ 241,619	$ 402,431
Less: Strategic capital revenue from property management fees	(40,614)	(82,094)
Less: Prologis Share of asset management fees and transactional fees from unconsolidated entities	(25,105)	(51,087)
Add: Third-party share of asset management fees and transactional fees from consolidated ventures	11,702	23,771
Effect of foreign currency exchange	887	1,278
Third-party share of fee related and promote revenue	**$ 188,489**	**$ 294,299**
Less: Promote revenue	(83,243)	(83,303)
Fee related revenue	**$ 105,246**	**$ 210,996**
Less: Strategic capital expenses for asset management fees and transactional fees	(41,606)	
Fee Related Earnings	**$ 63,640**	

Fee Related Earnings Annualized utilizes the components of the current quarter FRE to calculate an estimated annual FRE amount. FRE annualized is calculated as the current quarter third-party share of asset management fees from consolidated and unconsolidated co-investment ventures multiplied by four plus the third-party share of transactional fees from consolidated and unconsolidated co-investment ventures for the trailing twelve months. This total is reduced by trailing twelve months of strategic capital expenses for asset management and transactional fees.

FFO, as modified by Prologis attributable to common stockholders/unitholders ("FFO, as modified by Prologis"); Core FFO attributable to common stockholders/unitholders ("Core FFO"); AFFO attributable to common stockholders/unitholders ("AFFO"); (collectively referred to as "FFO"). FFO is a non-GAAP financial measure that is commonly used in the real estate industry, with net earnings as the most directly comparable GAAP measure.

The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as earnings computed under GAAP to exclude depreciation and gains and losses from sales net of any related tax, along with impairment charges, of previously depreciated properties. We exclude the gains on revaluation of equity investments upon acquisition of a controlling interest and the gain recognized from a partial sale of our investment, as these are similar to gains from the sales of previously depreciated properties. This measure excludes similar adjustments from our unconsolidated entities and the third parties' share of our consolidated ventures.

Our FFO Measures

Our FFO measures begin with NAREIT's definition, with certain adjustments to calculate FFO, as modified by Prologis, and Core FFO, both as defined below, to reflect our business and execution of our management strategy. While these adjustments are subject to significant fluctuations from period to period, with both positive and negative short-term impacts, the removal of the effects of these items enhances our understanding of the core operating performance of our properties over the long term.

We use FFO, as modified by Prologis, so that management, analysts and investors are able to evaluate our performance against other REITs that do not have similar operations or operations in jurisdictions outside the U.S. We use both Core FFO and AFFO to (i) assess our operating performance as compared to other real estate companies; (ii) evaluate our performance and the performance of our properties in comparison with expected results and results of previous periods; (iii) evaluate the performance of our management; (iv) budget and forecast future results to assist in the allocation of resources; (v) provide guidance to the financial markets to understand our expected operating performance; and (vi) evaluate how a specific potential investment will impact our future results.

We calculate our FFO measures based on our proportionate ownership share of both our unconsolidated entities and consolidated ventures. We reflect our share of our FFO measures for unconsolidated entities by applying our average ownership percentage for the period to the applicable adjustments on an entity-by-entity basis. We reflect our share for consolidated ventures in which we do not own 100% of the equity by removing the noncontrolling interests share of the applicable adjustments based on our average ownership percentage for the applicable periods.

FFO, as modified by Prologis

To arrive at FFO, *as modified by Prologis*, we adjust the NAREIT defined FFO measure to exclude:

(i) deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;
(ii) current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in earnings that is excluded from our defined FFO measure; and
(iii) foreign currency exchange gains and losses resulting from (a) debt transactions between us and our foreign entities; (b) third-party debt that is used to hedge our investment in foreign entities; (c) derivative financial instruments related to any such debt transactions; and (d) mark-to-market adjustments associated with derivative and other financial instruments.

42

Notes and Definitions (continued)

Q2 2026 Supplemental PROLOGIS

Core FFO

To arrive at Core FFO, we adjust FFO, as modified by Prologis, to exclude the following:

(i) gains or losses from the disposition of land and development properties that were developed with the intent to contribute or sell;
(ii) income tax expense related to the sale of investments in real estate;
(iii) impairment charges recognized related to our investments in real estate generally as a result of our change in intent to contribute or sell these properties;
(iv) gains or losses from the early extinguishment of debt and redemption and repurchase of preferred stock; and
(v) third-party costs associated with the successful formation of new ventures.

AFFO

To arrive at AFFO, we adjust Core FFO to include realized gains from the disposition of land and development properties, net of current tax expense, turnover costs and property improvements and exclude the following items that we recognize directly in Core FFO:

(i) straight-line rents;
(ii) amortization of above- and below-market lease intangibles;
(iii) amortization of management contracts;
(iv) amortization of debt premiums and discounts and financing costs, net of amounts capitalized; and
(v) stock compensation amortization expense.

Limitations on the use of our FFO measures

While we believe our modified FFO measures are important supplemental measures, neither NAREIT's measures or our measures of FFO should be used alone because they exclude significant components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Some of these limitations arise from excluding income tax expense that may be payable or depreciation and amortization expenses that reflect costs necessary to maintain operating performance. In addition, our FFO measure does not reflect changes in asset values resulting from fluctuations in market conditions or foreign currency exchange rates nor costs or benefits from settlement of deferred income taxes or the extinguishment of debt. We do not use NAREIT's measures or our measures of FFO as alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

We compensate for the limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. This information should be read with our complete Consolidated Financial Statements prepared under GAAP. To assist investors in compensating for these limitations, we reconcile our modified FFO measures from consolidated net earnings attributable to common stockholders.

General and Administrative Expenses ("G&A"). Our property management personnel perform the property-level management of the properties in our owned and managed portfolio, which include properties we consolidate and those we manage that are owned by the unconsolidated co-investment ventures. We allocate the costs of our property management function to the properties we consolidate (included in Rental Expenses) and the properties owned by the unconsolidated co-investment ventures (included in Strategic Capital Expenses) by using the square feet owned by the respective portfolios. Strategic Capital Expenses also include the direct expenses associated with the asset management of the unconsolidated co-investment ventures provided by our employees who are assigned to our strategic capital segment as well as promote expenses. We do not allocate indirect costs to Strategic Capital Expenses.

We capitalize certain costs directly related to our development. Capitalized G&A expenses include salaries and related costs as well as other G&A costs. The capitalized costs were as follows:

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,	
in thousands	**2026**	**2025**	**2026**	**2025**
Building and land development activities	$ 22,631	$ 25,115	$ 49,573	$ 55,785
Operating building improvements and other	19,167	15,516	39,175	28,494
Total capitalized G&A	**$ 41,798**	**$ 40,631**	**$ 88,748**	**$ 84,279**

G&A as a Percent of Gross Book Value/Assets Under Management (dollars in thousands)

Adjusted G&A (trailing twelve months):	
Net G&A	$ 504,058
Add: strategic capital expenses (excluding promote expense)	261,398
Less: strategic capital property management expenses	(103,014)
Adjusted G&A	**$ 662,442**
Gross book value at period end (a):	
Operating properties	$ 145,233,450
Development portfolio - TEI	7,247,596
Land portfolio	5,071,670
Other real estate investments and assets held for sale	9,757,557
Total gross book value at period end (a)	**$ 167,310,273**
G&A as % of gross book value at period end (a)	**0.40 %**
Total value of Assets Under Management (a)	**$ 239,790,986**
G&A as % of Assets Under Management	**0.28 %**

(a) *On an Owned and Managed basis.*

Guidance. The following is a reconciliation of our annual guided Net Earnings per share to our guided Core FFO per share:

	Low	High
Net earnings attributable to common stockholders (a)	**$ 4.40**	**$ 4.55**
Our share of:		
Depreciation and amortization	3.26	3.29
Net gains on real estate transactions, net of taxes	(1.45)	(1.55)
Unrealized foreign currency losses (gains), losses (gains) on early extinguishment of debt and other, net	0.01	0.01
Core FFO attributable to common stockholders/unitholders	**$ 6.22**	**$ 6.30**
Less: Net Promote Income (Expense)	–	–
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)	**$ 6.22**	**$ 6.30**

(a) *Earnings guidance includes potential future gains recognized from real estate transactions, but excludes future foreign currency or derivative gains or losses as these items are difficult to predict.*

IBI Activity Index is a seasonally-adjusted diffusion index based on a monthly survey of business activity from a geographically-diverse group of respondents across the U.S. Readings greater than 50 reflect growth in activity. These are proprietary metrics for the U.S. Prologis portfolio.

43

Notes and Definitions (continued)

Q2 2026 Supplemental PROLOGIS

Income Taxes.

in thousands	Three Months Ended Jun. 30, 2026	Three Months Ended Jun. 30, 2025	Six Months Ended Jun. 30, 2026	Six Months Ended Jun. 30, 2025
Current income tax expense	$ 81,087	$ 26,984	$127,566	$ 62,549
Current income tax expense (benefit) on dispositions	8,232	739	9,534	1,875
Total current income tax expense (benefit)	89,319	27,723	137,100	64,424
Deferred income tax expense (benefit)	18,854	(4,318)	19,044	2,364
Total income tax expense (benefit)	**$108,173**	**$ 23,405**	**$156,144**	**$ 66,788**

Interest Expense.

in thousands	Three Months Ended Jun. 30, 2026	Three Months Ended Jun. 30, 2025	Six Months Ended Jun. 30, 2026	Six Months Ended Jun. 30, 2025
Gross interest expense	$284,354	$256,211	$551,046	$490,488
Amortization of debt discounts, net	13,410	14,061	26,570	27,827
Amortization of finance costs	7,817	7,861	15,289	14,930
Interest expense before capitalization	305,581	278,133	592,905	533,245
Capitalized amounts	(29,270)	(26,267)	(62,308)	(49,628)
Interest Expense	**$276,311**	**$251,866**	**$530,597**	**$483,617**

Investment Capacity is our estimate of the gross real estate that could be acquired by our co-investment ventures through the use of existing equity commitments from us and third-party investors, less any unpaid redemption requests, assuming a midpoint of the target leverage range of the ventures.

Lease Negotiation Gestation is the measurement of the number of days between the first proposal exchange with the prospective customer and the final lease signing, including lease terms less than twelve months. This is for new leases in our Operating Portfolio only and excludes renewals.

Lease Proposals are the total initial proposals sent to prospective customers in our Operating Portfolio, measured by net rentable area in square feet. Proposals as a percent of available net rentable area refers to proposals on units vacant or expiring in the next twelve months. Includes proposals with lease terms less than twelve months, as well as customer expansions and renewals.

Market Capitalization equals Market Equity, less liquidation preference of the preferred shares/units, plus our share of total debt.

Market Equity equals outstanding shares of common stock and units multiplied by the closing stock price plus the liquidation preference of the preferred shares/units.

Net Asset Value ("NAV"). We consider NAV to be a useful supplemental measure of our operating performance because it enables both management and investors to estimate the fair value of our business. The assessment of the fair value of a particular line of our business is subjective in that it involves estimates and can be calculated using various methods. Therefore, we have presented the financial results and investments related to our business components that we believe are important in calculating our NAV but we have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

The components of NAV do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform, strategic capital platform or development platform.

Net Effective Rent is calculated at the beginning of the lease using estimated total cash base rent to be received over the term and annualized, and excludes fair value lease amortization from acquisitions. Amounts derived in a currency other than the U.S. dollar have been translated using the average rate from the previous twelve months. The per square foot number is calculated by dividing the Net Effective Rent by the occupied square feet of the lease.

Net Operating Income ("NOI") is a non-GAAP financial measure used to evaluate our operating performance and represents rental revenue less rental expenses. For our consolidated properties, it is calculated directly from our Consolidated Financial Statements as Rental Revenue less Rental Expenses.

Net Promote Income (Expense) is promote revenue earned from third-party investors during the period, net of related cash and stock compensation expenses, and taxes and foreign currency derivative gains and losses, if applicable.

Net Property Management Income represents property management fees less the costs of providing property management services.

Non-GAAP Pro-Rata Financial Information. This information includes non-GAAP financial measures. The Prologis Share of unconsolidated co-investment ventures are derived on an entity-by-entity basis by applying our ownership percentage to each line item in the GAAP financial statements of these ventures to calculate our share of that line item. For purposes of balance sheet data, we use our ownership percentage at the end of the period and for operating information we use our average ownership percentage during the period consistent with how we calculate our share of net earnings (loss) during the period for our consolidated financial statements. We use a similar calculation to derive the noncontrolling interests share of each line item in our consolidated financial statements.

We believe this form of presentation offers insights into the financial performance and condition of our company as a whole, given the significance of our co-investment ventures that are accounted for either under the equity method or consolidated with the third parties' share included in noncontrolling interests, although the presentation of such information may not accurately depict the legal and economic implications of holding a noncontrolling interest in the co-investment venture. Other companies may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure.

We do not control the unconsolidated co-investment ventures for purposes of GAAP and the presentation of the assets and liabilities and revenues and expenses do not represent a legal claim to such items. The operating agreements of the unconsolidated co-investment ventures generally provide that investors, including Prologis, may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale, or (3) upon liquidation of the venture. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each investor and whether any contributions are entitled to priority distributions. Upon liquidation of the co-investment venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the investors generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

Because of these limitations, the Non-GAAP Pro-Rata Financial Information should not be considered in isolation or as a substitute for our consolidated financial statements as reported under GAAP.

44

Notes and Definitions (continued)

Q2 2026 Supplemental PROLOGIS®

Non-Strategic Assets are industrial properties, which we acquired primarily through Merger and Acquisition ("M&A") transactions, that we do not intend to hold long-term. These industrial properties are classified as other real estate Investments.

Operating Portfolio represents industrial properties in our Owned and Managed portfolio that have reached Stabilization. Assets held for sale, Non-Strategic Assets and non-industrial assets are excluded from the portfolio. NOI of our Operating Portfolio excludes net termination fees and adjustments. Prologis Share of NOI includes NOI for the properties contributed to or acquired from co-investment ventures at our actual share prior to and subsequent to change in ownership. The U.S. markets not presented consist of Austin, Charlotte, Columbus, Denver, Louisville, Portland, Raleigh-Durham, Reno, San Antonio, Savannah and Tampa. The European countries not presented consist of Belgium, Czech Republic, Hungary, Italy, Poland, Slovakia, Spain and Sweden.

Owned and Managed represents the consolidated properties as well as properties owned by our unconsolidated co-investment ventures, which we manage.

Prologis Share represents our proportionate economic ownership of each entity, or property included in our total Owned and Managed portfolio, whether consolidated or unconsolidated.

Power Pipeline is expressed in watts and consists of Secured Power and Advanced Stage Power. All sites in the Power Pipeline are owned or controlled by the company and are subject to applicable approvals, including regulatory approvals and entitlements.

Secured Power is utility-fed power capacity that is subject to binding agreements with utilities and expected to support our data center development pipeline, including capacity currently under development.

Advanced Stage Power is utility-fed power capacity that is not yet secured but is in advanced discussions with the applicable utilities and is expected to support our data center development pipeline. There is no guarantee that such capacity will become secured power.

Rental Revenues.

	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,	
in thousands	**2026**	**2025**	**2026**	**2025**
Rental revenues	$1,541,593	$1,401,020	$3,031,732	$2,770,829
Rental recoveries	472,704	435,107	940,141	873,503
Amortization of lease intangibles	72,343	85,650	147,016	174,379
Straight-lined rents	90,434	103,555	183,269	193,886
Rental Revenues	**$2,177,074**	**$2,025,332**	**$4,302,158**	**$4,012,597**

Rent Change (Cash) represents the percentage change in starting rental rates per the lease agreement, on new and renewed leases, commenced during the period compared with the previous ending rental rates in that same space. This measure excludes any short-term leases of less than one-year, holdover payments, free rent periods and introductory (teaser rates) defined as 50% or less of the stabilized rate.

Rent Change (Net Effective) represents the percentage change in net effective rental rates (average rate over the lease term), on new and renewed leases, commenced during the period compared with the previous net effective rental rates for the same respective spaces. This measure excludes any short-term leases of less than one year and holdover payments.

Retention is the square footage of all leases commenced during the period that are rented by existing tenants divided by the square footage of all expiring leases during the reporting period. The square footage of tenants that default or buy-out prior to expiration of their lease and short-term leases of less than one year, are not included in the calculation.

Same Store. Our same store metrics are non-GAAP financial measures, which are commonly used in the real estate industry and expected from the financial community, on both a net effective and cash basis.

We evaluate the performance of the operating properties we own and manage using a "same store" analysis because the population of properties in this analysis is consistent from period to period, which allows us and investors to analyze our ongoing business operations. We determine our same store metrics on property NOI, which is calculated as rental revenue less rental expense for the applicable properties in the same store population for both consolidated and unconsolidated properties based on our ownership interest, as further defined below.

We define our same store population for the three months ended June 30, 2026 as the properties in our Owned and Managed Operating Portfolio, including the property NOI for both consolidated properties and properties owned by the unconsolidated co-investment ventures at January 1, 2025 and owned throughout the same three-month period in both 2025 and 2026.

We believe the drivers of property NOI for the consolidated portfolio are generally the same for the properties owned by the ventures in which we invest and therefore we evaluate the same store metrics of the Owned and Managed portfolio based on Prologis' ownership in the properties ("Prologis Share").

The same store population excludes properties held for sale to third parties, along with development properties that were not stabilized at the beginning of the period (January 1, 2025) and properties acquired or disposed of to third parties during the periods. To derive an appropriate measure of period- to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the reported period-end exchange rate to translate from local currency into the U.S dollar, for both periods.

As non-GAAP financial measures, the same store metrics have certain limitations as an analytical tool and may vary among real estate companies. As a result, we provide a reconciliation of Rental Revenues less Rental Expenses ("Property NOI") (from our Consolidated Financial Statements prepared in accordance with U.S GAAP) to our Same Store Property NOI measures, as follows:

45

Notes and Definitions (continued)

Q2 2026 Supplemental PROLOGIS

dollars in thousands	Three Months Ended Jun. 30, 2026	2025	Change (%)
Reconciliation of Consolidated Property NOI to Same Store Property NOI measures:			
Rental revenues	$2,177,074	$ 2,025,332	
Rental expenses	(530,861)	(487,963)	
Consolidated Property NOI	**$1,646,213**	**$ 1,537,369**	
Adjustments to derive same store results:			
Property NOI from consolidated properties not included in same store portfolio and other adjustments (a)	(179,260)	(158,079)	
Property NOI from unconsolidated co-investment ventures included in same store portfolio (a)(b)	1,000,076	939,990	
Third parties' share of Property NOI from properties included in same store portfolio (a)(b)	(777,776)	(731,166)	
Prologis Share of Same Store Property NOI - Net Effective (b)	**$1,689,253**	**$ 1,588,114**	**6.4 %**
Consolidated properties straight-line rent and fair value lease amortization included in the same store portfolio (c)	(128,107)	(144,879)	
Unconsolidated co-investment ventures straight-line rent and fair value lease amortization included in the same store portfolio (c)	(34,940)	(37,338)	
Third parties' share of straight-line rent and fair value lease amortization included in the same store portfolio (b)(c)	29,086	28,117	
Prologis Share of Same Store Property NOI - Cash (b)(c)	**$1,555,292**	**$ 1,434,014**	**8.5 %**

(a) *We exclude properties held for sale to third parties, along with development properties that were not stabilized at the beginning of the periods and properties acquired or disposed of to third parties during the periods. We also exclude one-time items due to early lease terminations, including termination fees received from customers and the write-off of related lease assets and liabilities, that are not indicative of the property's recurring operating performance in order to evaluate the growth or decline in each property's rental revenues. Same Store Property NOI is adjusted to include an allocation of property management expenses for our consolidated properties based on the property management services provided to each property (generally, based on a percentage of revenues). On consolidation, these amounts are eliminated and the actual costs of providing property management and leasing services are recognized as part of our consolidated rental expense.*

(b) *We include the Property NOI for the same store portfolio for both consolidated properties and properties owned by the co-investment ventures based on our investment in the underlying properties. In order to calculate our share of Same Store Property NOI from the co-investment ventures in which we own less than 100%, we use the co-investment ventures' underlying Property NOI for the same store portfolio and apply our ownership percentage at June 30, 2026 to the Property NOI for both periods, including the properties contributed during the periods. We adjust the total Property NOI from the same store portfolio of the co-investment ventures by subtracting the third parties' share of both consolidated and unconsolidated co-investment ventures.*

During the periods presented, certain wholly owned properties were contributed to a co-investment venture and are included in the same store portfolio. Neither our consolidated results nor those of the co-investment ventures, when viewed individually, would be comparable on a same store basis because of the changes in composition of the respective portfolios from period to period (e.g. the results of a contributed property are included in our consolidated results through the contribution date and in the results of the venture subsequent to the contribution date based on our ownership interest at the end of the period). As a result, only line items labeled "Prologis Share of Same Store Property NOI" are comparable period over period.

(c) *We further remove certain noncash items (straight-line rent and fair value lease amortization) included in the financial statements prepared in accordance with U.S. GAAP to reflect a Same Store Property NOI - Cash measure.*

We manage our business and compensate our executives based on the same store results of our Owned and Managed portfolio at 100% as we manage our portfolio on an ownership blind basis. We calculate those results by including 100% of the properties included in our same store portfolio.

Same Store Average Occupancy represents the average occupied percentage of the Same Store portfolio for the period.

Space Utilization is our customer's assessment of their utilization of their unit on a scale of 0-100% and is based on a monthly survey of a geographically-diverse group of respondents across the U.S portfolio.

Stabilization is defined as the earlier of when a property that was developed has been completed for one year, is contributed to a co-investment venture following completion or is 90% occupied. Upon Stabilization, a property is moved into our Operating Portfolio.

Stabilized NOI is equal to the estimated twelve months of potential gross rental revenue (base rent, including above or below market rents plus operating expense reimbursements) multiplied by 95% to adjust income to a stabilized vacancy factor of 5% minus estimated operating expenses.

Total Expected Investment ("TEI") represents total estimated cost of development or expansion, including land, development and leasing costs. TEI is based on current projections and is subject to change.

Turnover Costs represent the estimated obligations incurred in connection with the signing of a lease; including leasing commissions and tenant improvements and are presented for leases that commenced during the period. Tenant improvements include costs to prepare a space for a new tenant or a lease renewal with the current tenant. It excludes costs for a first generation lease (i.e. a new development property) and short-term leases of less than one year.

Value-Added Properties are properties we have either acquired at a discount and believe we could provide greater returns post-stabilization or properties we expect to repurpose to higher uses.

Weighted Average Interest Rate is based on the effective rate, which includes the amortization of related premiums and discounts and finance costs.

Weighted Average Stabilized Capitalization ("Cap") Rate is calculated as Stabilized NOI divided by the Acquisition Price.

46